QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MACK-CALI REALTY CORPORATION
Harborside 3, 210 Hudson Street, Ste. 400
Jersey City, New Jersey 07311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 9, 2017

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (referred to as the "Company," "we," "our" or "us") will be held at Harborside 3, 210 Hudson Street, 7th Floor, Jersey City, New Jersey 07311 on Friday, June 9, 2017 at 12:00 p.m., local time, for the following purposes:

  1.
  To elect nine persons to the Board of Directors of the Company, each to serve a one-year term and until their respective successors are elected and qualified.

  2.
  To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement.

  3.
  To consider and vote, on an advisory basis, for a proposal relating to the frequency of the stockholder vote on the compensation of our named executive officers.

  4.
  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company's independent registered public accountants for the ensuing year.

        The attached Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders and is incorporated herein by reference, includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 5, 2017 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Gary T. Wagner General Counsel and Secretary

April 28, 2017
Edison, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION
PROXY STATEMENT SUMMARY

        This Summary highlights information contained elsewhere in this Proxy Statement and does not encompass all the information that you should consider. Please read the Proxy Statement in its entirety before voting.

Business Highlights

        During 2016, the Company continued its strategic transformation including the following key accomplishments:

  •
  The Company's total stockholder return ("TSR") in 2016 was 27.3%, and the Company's TSR since the appointment of the new management team in June 2015 through December 31, 2016 was 77.5%, which was the best performance (#1) of the equity office REITs in the NAREIT Equity Office Index and the second best performance (#2) of all equity REITs in the NAREIT Equity Index;

  •
  Substantial progress was made on executing the Company's strategic plan, including the disposition of approximately $690 million of non-core assets and increasing the number of multi-family units in operation by 3,000 and the number of multi-family units in construction or development by 1,455;

  •
  The Company demonstrated improved operating fundamentals, highlighted by (a) leasing and tenant occupancy performance within the consolidated portfolio of stabilized operating commercial properties being approximately 90.6% leased as of December 31, 2016, as compared to 89.1% as of December 31, 2015 and 84.2% as of December 31, 2014; and (b) Core FFO per share of $2.15 for 2016, as compared to $1.83 for 2015;

  •
  The new management team conducted extensive stockholder outreach, including hosting an investor day in September 2016; and

  •
  The Company's Roseland subsidiary through which the Company conducts its multi-family residential real estate operations concluded the negotiation of a definitive term sheet with Rockpoint, LLC ("Rockpoint") for a $300 million equity investment by Rockpoint in Roseland, which transaction was subsequently completed on March 10, 2017 (the "Roseland Equity Raise").

Executive Compensation Highlights

Factors Guiding Compensation Decisions	• Stockholder feedback;
• General market pay and governance practices;
• Attracting, motivating and retaining key talent;
• Tying compensation to the achievement of key short- and long-term objectives, including the Company's strategic plan;
• The Company's TSR, Core FFO per share and leasing occupancy in 2016;
• Aligning management's interests with those of stockholders; and
• Mitigating compensation risk.

Summary of 2016 Program for Messrs. Rudin and DeMarco, our 2016 Chief Executive Officer, and President and Chief Operating Officer

•

Total compensation opportunities targeted at levels that are generally comparable to target total compensation levels for the average of the top two named executive officers of the Peer Group REITs (as defined below in the Compensation Discussion & Analysis under the heading "Process for Determining Compensation");

• 90% of the annual cash incentive plan award based on measurable Company performance, which aligns compensation with key annual strategic goals;

•

75% of target long-term equity incentive awards allocated to performance-based long-term incentive plan ("LTIP") Units, and 25% to time-based LTIP Units, which balances the objective of motivating long-term performance with retention;

•

Performance-based LTIP awards granted under a new multi-year, performance-based outperformance plan (the "2016 OPP"), under which the full awards will only be earned if, over the three-year performance period, the Company achieves a fifty percent (50%) absolute TSR and if the Company is in the 75th percentile of performance versus the equity office REITS in the NAREIT Equity Office Index; and

• Time-Based LTIP awards cliff vest at the end of 3 years.

MACK-CALI REALTY CORPORATION
Harborside 3, 210 Hudson Street, Ste. 400
Jersey City, New Jersey 07311
PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Harborside 3, 210 Hudson Street, 7th Floor, Jersey City, New Jersey 07311 on Friday, June 9, 2017 at 12:00 p.m., local time, and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 28, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2017.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack- cali.com/investors/company_filings/

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (732) 590-1010 or by writing to Gary T. Wagner, General Counsel and Secretary, Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number indicated on the proxy card that you received in the mail with this proxy statement, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the internet, by accessing the World Wide Web site indicated on the proxy card that you received in the mail with this proxy statement. Stockholders voting by the internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Gary T. Wagner, General Counsel and Secretary, Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 5, 2017 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters, and there are no cumulative voting rights. As of the Record Date, there were89,874,940 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If a properly executed and delivered proxy does not provide instructions, then the shares represented by that proxy will be voted FOR the election of each of the nine nominees for director named below, FOR the advisory approval of executive compensation, FOR the advisory approval of the holding of the advisory votes on executive compensation "Every One Year" and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it with you to the Annual Meeting in order to vote. Under New York Stock Exchange (the "NYSE") Rules, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, as set forth in Proposal No. 4, is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on Proposal No. 4 on behalf of beneficial owners who have not furnished a properly executed proxy card or delivered voting instructions to their broker at least ten days before the date of the Annual Meeting. In contrast, the election of directors as set forth in Proposal No. 1, the advisory vote to approve executive compensation as set forth in Proposal No. 2, and the advisory vote with respect to the frequency of advisory votes on executive compensation as set forth in Proposal No. 3 are considered non-discretionary items. This means that brokerage firms that have not received a properly executed proxy card or voting instructions from their clients may not vote on behalf of their clients with respect to Proposal Nos. 1, 2 and 3.

        These so called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be included in the total of votes cast for the election of directors, the advisory vote for approval of executive compensation or the shareholder proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the matters covered by Proposal Nos. 1, 2 and 3.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        Unless otherwise indicated, the following table sets forth information as of December 31, 2016 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the Securities and Exchange Commission (the "SEC"), to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(%)(1)
The Vanguard Group, Inc.(2)	13,628,230	15.2%
BlackRock, Inc.(3)	11,035,567	12.3%
FMR LLC(4)	9,263,710	10.3%
The Mack Group(5)	7,425,221	7.7%
Vanguard Specialized Funds—Vanguard REIT Index Fund(6)	6,467,279	7.2%

(1)
Unless otherwise noted, the total number of shares outstanding used in calculating this percentage does not include 11,145,478 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership") through which the Company conducts its real estate activities (including 657,373 LTIP Units), or 3,495,978 shares reserved for issuance upon the exercise of stock options granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units or stock options are owned by the reporting person or group. This information is as of December 31, 2016.

(2)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 10, 2017 of The Vanguard Group, Inc. ("Vanguard") filed with the SEC, which represents holdings as of December 31, 2016. Based upon information included in the Schedule 13G/A and other Forms 13F filed by Vanguard, the Company believes that such shares are held for investment advisory clients of Vanguard. This number represents 13,628,230 shares beneficially owned by Vanguard, which includes (i) 217,231 shares for which Vanguard has sole voting power, (ii) 105,701 shares for which Vanguard has shared voting power, (iii) 13,420,440 shares for which Vanguard has sole dispositive power, and (iv) 207,790 shares for which Vanguard has shared dispositive power.

(3)
Address: 55 East 52nd Street, New York, NY 10022. Share information is furnished in reliance on the Schedule 13G/A dated January 12, 2017 of Blackrock, Inc. ("Blackrock") filed with the SEC, which represents holdings as of December 31, 2016. Based upon information included in the Schedule 13G/A and other Forms 13F filed by Blackrock, the Company believes that such shares are held for investment advisory clients of Blackrock. This number represents 10,816,911 shares beneficially owned by Blackrock for which it has sole voting power and 11,035,567 shares for which it has sole dispositive power.

(4)
Address: 245 Summer Street, Boston, MA 02210. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2017 of FMR LLC filed with the SEC, which represents holdings as of December 31, 2016. The 9,263,710 shares owned by FMR LLC includes 1,952,287 shares for which FMR LLC has sole voting power. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including

  Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Based upon information included in the Schedule 13G/A and other Forms 13F filed by FMR LLC, the Company believes that such shares are held for investment advisory clients of FMR LLC.

(5)
Address: Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors, David S. Mack, a director of the Company, Fredric Mack, a member of the Company's Advisory Board, Earle I. Mack, a former director of the Company, and their immediate family members and related trusts. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2017 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2016. This number represents 7,425,221 shares for which the Mack Group has shared dispositive and voting power, and includes 7,271,838 common Units, redeemable for shares of Common Stock on a one-for-one basis (each such unit being a "Reported Share"). Furthermore, William L. Mack, a member of the Mack Group, is a trustee of the William and Phyllis Mack Foundation, Inc., a charitable foundation that owns 100,000 Reported Shares. Earle I. Mack, a member of the Mack Group, is a trustee of the Earle I. Mack Foundation, Inc., a charitable foundation that owns 55,415 Reported Shares. Richard Mack and Stephen Mack, members of the Mack Group, are trustees of The Mack 2010 Family Trust II, a trust that owns 330,097 Reported Shares. David S. Mack, a member of the Mack Group, is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 225,000 Reported Shares. In addition, Stephen Mack is a trustee of the Stephen Mack and Kelly Mack Family Foundation, a charitable foundation that owns 5,000 Reported Shares. William L. Mack, Richard Mack, David S. Mack and Stephen Mack, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each have specifically disclaimed beneficial ownership of any Reported Shares owned by such foundations.

(6)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 13, 2017 of Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 ("Vanguard Fund") filed with the SEC, which represents 6,467,279 shares beneficially owned by Vanguard Fund as of December 31, 2016. Based upon information included in the Schedule 13G/A and other Forms 13F filed by the Vanguard Fund, the Company believes that such shares are held for investment advisory clients of the Vanguard Fund.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's articles of restatement divide the Company's Board of Directors into three classes which shall be as nearly equal in number as possible, with the members of each such class serving staggered three-year terms. In May 2014, the Company amended its articles of restatement (as so amended, the "Charter") and Bylaws to de-classify the Board of Directors over a three year period commencing at the annual meeting of stockholders held on May 11, 2015 (the "2015 Annual Meeting"), such that at each annual meeting of stockholders commencing with the 2015 Annual Meeting, the successors to the directors whose term expires at such annual meeting of stockholders will be elected to hold office until the next annual meeting of stockholders following their election, instead of the third-succeeding annual meeting, and until their successors are elected and qualify.

        The Board of Directors presently consists of nine members as follows: Alan S. Bernikow, Kenneth M. Duberstein, Nathan Gantcher, William L. Mack, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Rebecca Robertson and Vincent Tese. At the Annual Meeting, the terms of all nine current members of the Board of Directors will expire. Accordingly, stockholders will elect nine directors at the Annual Meeting. The directors who are elected at the Annual Meeting will serve until the annual meeting of stockholders to be held in 2018 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. Thus, commencing with the election of directors at the Annual Meeting, the declassification of the Board of Directors will be complete. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Alan S. Bernikow, Kenneth M. Duberstein, Nathan Gantcher, William L. Mack, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Rebecca Robertson and Vincent Tese, for election as directors at the Annual Meeting, each of whom has agreed to serve if elected. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the bylaws of the Company.

        William L. Mack, a director nominee, has served as a member of the Board of Directors since 1997 and as its Chairman since 2000. Prior to December 1997, Mr. Mack served as President and Senior Managing Partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder and Chairman of Mack Real Estate Group. He also founded and was the former Chairman of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.). Mr. Mack currently serves as a member of the board of directors of Hudson's Bay Company, a company listed on the Toronto stock exchange. Mr. Mack also currently serves as a member of the board of directors of FCB Financial Holdings, Inc. He previously served as a board member of the Regional Advisory Board of JPMorgan Chase from 1995 to 2013, and as a member of the board of directors of the Retail Opportunity Investments Corporation from 2009 to 2010. The foregoing directorships are the only public company or registered investment company directorships currently held by Mr. Mack or which Mr. Mack held at any time during the past five years. Previously, Mr. Mack served as a member of the boards of directors of City and Suburban Financial Corporation from 1988 to 2007, The Bear Stearns Companies Inc. from 1997 to 2004, Vail Resorts, Inc. from 1993 to 2004 and Wyndham International, Inc. from 1999 to 2005. Mr. Mack is a Vice Chairman of Northwell Health Inc., and Chairman of the Board and member of the compensation committee for the Solomon R. Guggenheim Foundation. He is also Trustee Emeritus of the Board of Overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a B.S. degree in business administration, finance and real estate from New York University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of David S. Mack. Based on Mr. Mack's oversight of the Company's growth and development since his appointment as Chairman of the Board in 2000, his years of experience with The Mack Company and his extensive knowledge and expertise of commercial real estate markets and office REIT operations through over forty (40) years of experience, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Mack has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Alan S. Bernikow, a director nominee, has served as a member of the Board of Directors and as chairman of the Audit Committee of the Board of Directors since 2004 and was appointed as Lead Independent Director in March 2014. Previously, Mr. Bernikow served as the Deputy Chief Executive Officer at Deloitte & Touche LLP from 1998 to 2003, where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow serves on the board of several public companies. He is currently a member of the board of directors of Revlon, Inc. and Revlon Consumer Products Corporation and is chairman of the audit committee and compensation and stock plan committee of Revlon, Inc. From 2003 through March 2017, Mr. Bernikow served as a member of the board of directors and the nominating and corporate governance committee of the Destination XL Group, Inc., formerly the Casual Male Retail Group Inc. Mr. Bernikow is also a member of the board of directors of FCB Financial Holdings, Inc. and is chairman of its audit committee and is a member of its compensation committee. Mr. Bernikow is also a member of the board of directors of UBS Global Asset Management (US) Inc. ("UBS") and currently serves as chairman of its audit committee, and has also served as a member of the boards of directors of investment funds managed by UBS, including Global High Income Dollar Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. The foregoing directorships and committee memberships include public companies or registered investment companies directorships and committee memberships currently held by Mr. Bernikow or which Mr. Bernikow held at any time during the past five years. He is a member of the board of directors and chairman of the audit committee of the FOJP Service Corporation and a member of the board of directors for the United Jewish Appeal—Federation of Jewish Philanthropies of New York, Inc. Mr. Bernikow has a B.B.A. degree from Baruch College and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA). Based on Mr. Bernikow's significant financial and accounting background and thirty (30) years of experience in public accounting, his status as an audit committee financial expert, and his experience serving as a director and audit committee member of several public companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Bernikow has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Kenneth M. Duberstein, a director nominee, has served as a member of the Board of Directors since 2005 and has served as a member of the Executive Compensation and Option Committee of the Board of Directors since March 2006. Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, since 1989. In addition, Mr. Duberstein has served as a member of the board of directors of The Boeing Company since 1997, and is also the lead director and the chairman of its governance, organization and nominating committee and member of the compensation committee. Mr. Duberstein has also served as a member of the board of directors of the Travelers Companies, Inc. since 1998, and is also a member of its compensation and investment and capital markets committees and is Chairman of its governance committee. Mr. Duberstein was a director of Dell Inc. from 2011 to 2012 and was a member of its governance and nominating committee. Mr. Duberstein previously served as director of ConocoPhillips from 2002 to 2012 and was a member of its public policy committee and presiding director from 2002 to 2008. Mr. Duberstein previously served as a director of Federal National Mortgage Association (Fannie Mae) from 1998 to February 2007, and is a former member of the Board of Governors of the National Association of Securities Dealers ("NASD"). Mr. Duberstein also previously served as Chief of Staff to President Ronald Reagan from 1988 to 1989. He also served in the White House as Deputy Chief of Staff in 1987, as well as both the Assistant and the Deputy Assistant to the President for Legislative Affairs from 1981 to 1983. Mr. Duberstein previously served as a member of the board of directors of Collegiate Funding Services, Inc. from 2004 to 2006, and was Chairman of its audit committee and a member of its compensation and nominating and governance committees. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Duberstein or which Mr. Duberstein held at any time during the past five years. Mr. Duberstein earned a B.A. degree from Franklin and Marshall College and an M.A. degree from American University. Based on Mr. Duberstein's strategic planning and consulting background, his experience serving as a director of several public companies, and his extensive government, business expertise and NASD experience, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Duberstein has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Nathan Gantcher, a director nominee, has served as a member of the Board of Directors since 1999 and as a member of the Audit Committee of the Board of Directors since 1999. Mr. Gantcher has served as chairman of the Executive Compensation and Option Committee of the Board of Directors since 2016. Mr. Gantcher previously served as a member of the Nominating and Corporate Governance Committee of the Board of Directors from 1999 through 2016. Mr. Gantcher also served as a member of the board of directors of Liberty Acquisition Holdings Corp. from 2007 to December 2010, and as a member of its audit, compensation and governance, and nominating committees. From October 2013 through December 2015, Mr. Gantcher served as a member of the board of directors of Cambridge Capital Acquisition Corporation and as a member of its audit and compensation committees. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Gantcher or which Mr. Gantcher held at any time during the past five years. From December 2013 through June 2016, Mr. Gantcher served as an advisor to Lebenthal Holdings. Mr. Gantcher has served as managing member of EXOP Capital LLC since 2005. Mr. Gantcher previously served as a member of the board of directors of Refco, Inc. from 2004 until 2006 and a member of the board of directors of Neuberger Berman, a NYSE listed company, and served as a member of its audit and compensation committees, from 2001 until 2003. Mr. Gantcher also served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. from 2001 until July 2004. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer and chief operating officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as chairman of the board of trustees of Evermore Funds Trust and as chairman of its nominating and governance committee, and as a member of its audit and valuation committees. He previously served as chairman of the board of trustees of Tufts University and currently serves on the board of trustees of Montefiore Medical Center, the board of overseers of the Columbia University Graduate School of Business and the board of overseers of Albert Einstein College of Medicine of Yeshiva University. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business. Based on Mr. Gantcher's familiarity with the Company as a long-standing member of the Company's Board of Directors, his experience as a director with several public companies and his investment banking, management and financial expertise, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Gantcher has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        David S. Mack, a director nominee, has served as a member of the Board of Directors since 2004 and served as a member of the Company's Advisory Board from 1997 to 2004. Mr. Mack is Vice President and Senior Partner of The Mack Company, where he has been employed since 1966 and where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. Mr. Mack serves as a member of the Board of Overseers of Northwell Health Foundation and was a former trustee of Northwell Health System. Mr. Mack also serves on the Board of Trustees of Hofstra University and on the Board of Directors of MorseLife Health System and is Vice Chairman of both. Mr. Mack also serves on the Board of Trustees of the Pratt Institute and the Palm Beach United Way. Mr. Mack is on the Board of Directors of the Kravis Center, as well as the Palm Beach Fellowship of Christians and Jews. Mr. Mack is an active member of the Palm Beach Country Club and the Jewish Federation of Palm Beach County. Mr. Mack is currently 1st Assistant Commissioner of the Nassau County Police Department and the First Vice President of the Palm Beach Police Foundation. Previously Mr. Mack served as a member of the Board of Directors and as Vice Chairman of the New York Metropolitan Transportation Authority and on the Board of Directors and as a Commissioner of the Port Authority of New York and New Jersey, and served as Vice Chairman of the New York Motor Vehicle Board. Mr. Mack received his B.A. degree in Business Administration from Hofstra University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack. Based on Mr. Mack's years of experience with The Mack Company and his extensive knowledge and expertise of commercial real estate markets and office REIT operations, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Mack has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Alan G. Philibosian, a director nominee, has served as a member of the Board of Directors since 1997 and as a member of the Nominating and Corporate Governance Committee of the Board of Directors since 2000. In addition, Mr. Philibosian has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1997, and served as the chairman of said Committee from 2004 through 2016. Mr. Philibosian is counsel with the law firm of Harwood Lloyd LLC in Hackensack, New Jersey. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit and construction committees and vice-chairman of the finance committee. Mr. Philibosian previously served on the board of directors of NorCrown Bank, Livingston, New Jersey, prior to its acquisition by Valley National Bancorp of New Jersey in 2005. Mr. Philibosian graduated Phi Beta Kappa from Rutgers College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University. Based on Mr. Philibosian's familiarity with the Company as a long-standing member of the Company's Board of Directors and his significant legal and financial background, and his experience as a director and his roles on various committees of the Board of Directors, together with his legal and financial background, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Philibosian has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Irvin D. Reid, a director nominee, has served as a member of the Board of Directors since 1994 and as a member of the Audit Committee of the Board of Directors since 1998. During this time,

specifically from 1998 through 2002, Dr. Reid served as chairman of the Audit Committee. Dr. Reid has been a member of the board of directors and a member of the audit committee of A. Schulman, Inc. since 2010. Dr. Reid also has served as a member of the board of directors and as a member of both the audit committee and nomination and governance committee of The Pep Boys—Manny, Moe & Jack, from 2007 to 2012. Previously, Dr. Reid served as a member of the board of directors of the Handleman Company from 2003 to 2004 and from 2005 to 2008, and served as a member of the audit committee and the nominating and corporate governance committee of the Handleman Company. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Dr. Reid or which Dr. Reid held at any time during the past five years. Dr. Reid has served on the Board of the Downtown Economic Development Corporation of the City of Detroit since 1999. Dr. Reid also has served as a member of the board of directors of Fleet Bank, N.A., from 1990 to 2002 and as a member of the Federal Reserve Board of Chicago-Detroit Branch, from 2003 to 2004 and from 2005 to 2008. From 2000 to 2011, Dr. Reid served as a member of The Michigan Economic Development Corporation Board, Executive and Finance Committees. Dr. Reid also previously served on the boards of First Tennessee Bank of Chattanooga and NatWest Bank, New Jersey and as a member of the board and chair of the trust committee of NatWest Bank, USA. Dr. Reid is president emeritus of Wayne State University in Michigan, having served as president from 1997 to 2008. Dr. Reid left the presidency of Wayne State University in 2008 to become inaugural holder of the Eugene Applebaum Chair in Community Engagement and Director for the Forum on Contemporary Issues in Society (FOCIS). Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga. Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of Business and Finance at the University of Pennsylvania. Based on Dr. Reid's familiarity with the Company as a long-standing member of the Company's Board of Directors and his experience as a director of several public and private companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Dr. Reid has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Rebecca Robertson, a director nominee, was appointed to the Board of Directors in September 2016. Since 2007, Ms. Robertson has served as the Chief Executive Officer and President of Park Avenue Armory in New York, New York. Prior to that, Ms. Robertson served as the Executive Director of the Lincoln Development Project, Inc. from 2000 to 2006. From 1997 to 2000, Ms. Robertson served as an executive with The Shubert Organization (New York's largest Broadway theater owner), responsible for real estate and new activities construction. In addition to leading the redevelopment of the Lincoln Center, Ms. Robertson also previously led the urban renewal project of the 13 acres around 42nd Street between Seventh and Eighth Avenues, serving as President of The 42nd Street Development Project, Inc. from 1987 through 1997. Ms. Robertson sits on the boards of directors of privately held not for profit companies The New 42nd Street, Inc. and Park Avenue Armory. Ms. Robertson received her B.A. and M.Sc. Pl. from the University of Toronto. Based on Ms. Robertson's experience overseeing major urban development projects, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Ms. Robertson has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Vincent Tese, a director nominee, has served as a member of the Board of Directors since 1997, has served as chairman of the Nominating and Corporate Governance Committee of the Board of Directors since 2000, and has served as a member of the Executive Compensation and Option

Committee of the Board of Directors since 1998, and served as chairman of said committee from 2000 until 2004. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese is the former chairman of Cross Country Wireless. He currently serves as a member of the board of directors of Cablevision Systems Corporation, is chairman of its compensation committee and a member of its audit committee. Mr. Tese also serves as a member of the board of directors of Madison Square Garden, Inc., is chairman of its audit committee and a member of its compensation committee. Mr. Tese also serves as a member of the board of directors of Intercontinentalexchange, Inc. and is chairman of its compensation committee. Mr. Tese also serves as executive chairman of FCB Financial Holdings, Inc. Previously, Mr. Tese served as a member of the boards of directors of Bowne & Company, Inc. and Retail Opportunity Investments Corporation. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Tese or which Mr. Tese held at any time during the past five years. Mr. Tese is also a member of the boards of directors of New York Racing Association, Inc. and AMC Networks, Inc., and is chairman of Bond Street Holdings LLC and ICE Clear Credit LLC, an affiliate of Intercontinentalexchange, Inc. Mr. Tese also is a trustee of New York University School of Law and New York Presbyterian Hospital and is a member of the hospital's audit committee. Mr. Tese previously served as a member of the board of directors of Custodial Trust Company from 1996 to 2010, Xanboo, Inc. from 2000 to 2010, and Gamco Investors Inc. Et Al. from 2003 to 2007 and of The Bear Stearns Companies Inc. from 1994 to 2008. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a L.L.M. degree in taxation from New York University School of Law. Based on Mr. Tese's familiarity with the Company as a long-standing member of the Board of Directors, his legal and investment management background, and his experience from serving as a director of several public companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Tese has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote. Under the Company's bylaws and Corporate Governance Principles, if, in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. See "Policies Relating to the Election of Directors."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

 DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of April 5, 2017, including information with respect to the beneficial ownership of the Company's Common Stock, for (i) the members of the Board of Directors, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding(%)(3)	Percent of Shares Outstanding calculated on a full-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)	77	1997	2017	2,486,285	(9)	2.69%	2.44%
Michael J. DeMarco, Chief Executive Officer	57	—	—	716,469	(10)	*	*
Marshall B. Tycher, Chairman of Roseland	62	—	—	295,926	(11)	*	*
Mitchell E. Rudin, Vice Chairman	63	—	—	550,108	(12)	*	*
Anthony Krug, Chief Financial Officer	59	—	—	74,261	(13)	*	*
Gary T. Wagner, General Counsel	57	—	—	40,437	(14)	*	*
Ricardo Cardoso, Chief Investment Officer	45			62,558	(15)	*	*
Robert Andrew Marshall, President and COO of Roseland	47	—	—	78,591	(16)	*	*
Christopher DeLorenzo, Executive Vice President, Leasing	47	—	—	43,884	(17)	*	*
Alan S. Bernikow, Lead Independent Director(6)	76	2004	2017	33,671		*	*
Kenneth M. Duberstein, Director(7)(8)	72	2005	2017	20,894		*	*
Nathan Gantcher, Director(6)(7)	76	1999	2017	46,171	(18)	*	*
David S. Mack, Director(5)	75	2004	2017	2,012,418	(19)	2.19%	1.97%
Alan G. Philibosian, Director(7)(8)	63	1997	2017	17,771	(20)	*	*
Irvin D. Reid, Director(6)(8)	76	1994	2017	18,187		*	*
Rebecca Robertson, Director(6)	66	2016	2017	3,337		*	*
Vincent Tese, Director(7)(8)	74	1997	2017	25,288		*	*
All directors and executive officers as a group (17 individuals)				6,526,256	(21)	6.80%	6.40%

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis. Class A 2016 LTIP Units, Class B 2016 LTIP Units, Class C LTIP Units and Class D LTIP Units (collectively, "LTIP Units") of the Operating Partnership are convertible into common Units on a one-for-one basis upon vesting.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, LTIP Units (as converted into common Units), vested options, restricted stock units ("RSUs"), performance stock units ("PSUs"), and all restricted Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options and all restricted Common Stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock and the exercise of all vested options and all restricted Common Stock.

(5)
In connection with the Company's combination with The Mack Company in December 1997, as more fully described under "Certain Relationships and Related Transactions—Mack Agreement," William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Board of Directors. Pursuant to the Mack Agreement (as defined below), the Company has agreed, for as long as members of the Mack Group maintain at least the "Mack Significant Interest," to nominate Messrs. W. Mack, E. Mack and Hersh (or their successors) for successive terms upon the expiration of each term. See "Certain Relationships and Related Transactions—Mack Agreement." As of January 15, 2004, Earle I. Mack resigned from the Board of Directors and pursuant to the terms of the Mack Agreement, David S. Mack was designated as Earle I. Mack's successor and appointed to the Board of Directors. On May 11, 2015, Mr. Hersh retired from the Board of Directors at the expiration of his term at the 2015 annual meeting of stockholders. The Mack Group has not yet determined whether in future years it will seek to nominate someone for the third board seat to which it is entitled that was vacated in 2015 by Mr. Hersh. The Mack Group elected not to exercise this right in connection with the Annual Meeting. For the definition of "Mack Agreement" and "Mack Significant Interest," see "Certain Relationships and Related Transactions—Mack Agreement."

(6)
Member of the Audit Committee of the Board of Directors.

(7)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(8)
Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(9)
Includes 2,017,017 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership. Also includes 100,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the William & Phyllis Mack Foundation, Inc., a charitable foundation of which Mr. Mack is a trustee, and 330,097 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts that are members of a Section 13(d) group with Mr. Mack. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares held by such foundation and trusts.

(10)
Includes 13,165 unvested RSUs, including dividend equivalent RSUs, 59,242 unvested PSUs, including dividend equivalent PSUs, and 370,955 unvested LTIP Units. Excludes 133,333 unvested options that Mr. DeMarco is not deemed to beneficially own pursuant to Rule 13d-3(d)(1) of the Exchange Act.

(11)
Includes 285,926 unvested LTIP Units.

(12)
Includes 13,165 unvested RSUs, including dividend equivalent RSUs, 59,242 unvested PSUs, including dividend equivalent PSUs, and 207,438 unvested LTIP Units. Excludes 133,333 unvested options that Mr. Rudin is not deemed to beneficially own pursuant to Rule 13d-3(d)(1) of the Exchange Act.

(13)
Includes 43,169 unvested LTIP Units.

(14)
Includes 27,558 unvested LTIP Units.

(15)
Includes 27,558 unvested LTIP Units.

(16)
Includes 75,739 unvested LTIP Units.

(17)
Includes 33,533 unvested LTIP Units.

(18)
Includes 2,500 shares of Common Stock held by a partnership over which Mr. Gantcher possesses sole or shared dispositive or voting power. Mr. Gantcher disclaims beneficial ownership of the shares owned by such foundation.

(19)
Includes 1,756,947 shares of Common Stock that may be issued upon the redemption of all of David S. Mack's limited partnership interests in the Operating Partnership, 25,000 shares of Common Stock held by The David and Sondra Mack Foundation (the "Foundation"), of which Mr. Mack is a trustee, and 200,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the Foundation. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares of Common Stock and limited partnership interests owned by the Foundation.

(20)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership.

(21)
Includes all restricted Common Stock held by all thirteen executive officers and directors, together with 4,845,840 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership, including common Units and LTIP Units. Also includes 630,097 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, trusts or charitable foundations of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 533,334 shares of Common Stock held by executive officers, 118,484 shares of Common Stock that may be issued upon vesting of PSUs, and 26,330 shares of Common Stock that may be issued upon vesting of RSUs.

        Biographical information concerning members of the Board of Directors is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning executive officers is set forth below.

        Michael J. DeMarco joined the Company in June 2015 and served as President and Chief Operating Officer until he was appointed Chief Executive Officer in April 2017. Prior to joining the Company, from 2013 to June 2015 Mr. DeMarco served as the chief investment officer of CCRE, a non-bank finance company and one the largest originators of CMBS. Mr. DeMarco previously served as an executive vice president at Vornado Realty Trust from 2010 to 2013, as a managing director at Fortress Investment Group from 2007 to 2010, and as a senior managing director at Lehman Brothers from 1993 to 2007. As Chief Executive Officer, Mr. DeMarco is responsible for the strategic direction of the Company. Mr. DeMarco also is a member of the board of trustees of NAIOP NJ and Saint Peter's Preparatory School, as well as a member of Urban Land Institute and The International Council of Shopping Centers (ICSC). Since June 2015, Mr. DeMarco has served as a member of the board of trustees of Pennsylvania Real Estate Investment Trust, a publicly traded REIT. Mr. DeMarco graduated from the University of Chicago with a Master of Business Administration in Finance, as well as Pace University with a Bachelor in Business Administration in Accounting and a minor in History. He is also a certified public accountant.

        Marshall B. Tycher serves as Chairman of the Company's Roseland Residential Trust ("Roseland") subsidiary and previously served as President of Roseland from October 2012 to February 2016. Mr. Tycher co-founded Roseland in 1992 and served as its President until its acquisition by the Company in October 2012. Prior to co-founding Roseland, Mr. Tycher served in various capacities with Lincoln Property Company from 1979 to 1992, including as Texas operating partner from 1981 to 1987, and as head of Lincoln Northeast Residential, Inc. from 1987 to 1992. Mr. Tycher received a BSBA from the University of Denver, a Juris Doctorate from Southern Methodist University and is a member of the Texas State Bar.

        Mitchell E. Rudin joined the Company in June 2015 and served as Chief Executive Officer until he was appointed Vice Chairman of the Company in April 2017. Prior to joining the Company, Mr. Rudin served as the president and chief executive officer of U.S. Commercial Operations at Brookfield Office Properties from 2011 to June 2014, where he was responsible for a portfolio in excess of 50 million square feet in eight major markets in the U.S. Prior to that, Mr. Rudin served in several executive capacities for CBRE, Inc. (and its predecessor) from 1989 to 2011, including as president and chief executive officer of the New York Tri-State Region for CBRE where he oversaw the business and operating functions within CBRE's largest region, and prior to that as president of brokerage services for CBRE where he oversaw its tenant and landlord brokerage operations for office, retail, and industrial leasing throughout the United States. As Vice Chairman of the Company, Mr. Rudin will report directly to the Board of Directors and will perform such duties and responsibilities as may be directed by the Board of Directors. Mr. Rudin also serves as a member of The Real Estate Roundtable, St. Francis Friends of the Poor Board, Boys & Girls Club of Hudson County, NYU Real Estate Institute, is governor of Urban Land Institute, and board member of American Friends of the Israel

Museum, the NYC Police Foundation and the Police Athletic League. Mr. Rudin has a Juris Doctor from Boston College Law School and is a Phi Beta Kappa graduate of Franklin & Marshall College.

        Anthony Krug has served as Chief Financial Officer since May 2014, as Chief Accounting Officer from October 2012 to May 2014 and as Senior Vice President, Finance from 2001 to October 2012. As Chief Financial Officer, Mr. Krug is responsible for strategic financial planning and forecasting, financial accounting, reporting and compliance, capital markets activities, investor relations and information technology systems. Mr. Krug has been with the Company and its predecessor companies for over 25 years. Prior to 2001, Mr. Krug held positions with the Company and its predecessors including Vice President, Finance and Controller. Mr. Krug is a certified public accountant, and is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey Society of Certified Public Accountants (NJSCPA). Mr. Krug holds a B.S. degree in business administration from Richard Stockton State College of New Jersey.

        Gary T. Wagner has served as General Counsel and Secretary since May 2014 and as Vice President, Legal from November 2011 to May 2014. As General Counsel, Mr. Wagner's responsibilities include corporate governance, supervising outside legal counsel, overseeing risk management, ensuring environmental and legal compliance and the preparation of required disclosure documents and legal oversight of all Company lease transactions. Mr. Wagner also works closely with the accounting, property management, and construction departments in connection with tenant-related issues. Mr. Wagner previously worked at the Robert Martin Company from 1989 until its acquisition by the Company in 1997, and has worked for the Company since 1997 and has held positions as assistant general counsel, associate general counsel, and senior associate general counsel. Prior to working for the Robert Martin Company, Mr. Wagner was an associate in the real estate department of Parker Chapin Flattau and Klimpl in New York City. He started his career as an associate in the real estate department in the Philadelphia office of Blank Rome. Mr. Wagner received his Bachelor of Arts in Political Science and Economics from Queens College and his Juris Doctor, cum laude, from Temple University.

        Ricardo Cardoso has served as Chief Investment Officer since September 2015 and has served in various capacities with the Company since 1997, most recently as Vice President of acquisitions. Prior to joining the company, Mr. Cardoso worked at the Robert Martin Company from 1994 to 1997. As Chief Investment Officer, Mr. Cardoso is responsible for sourcing new real estate acquisitions and identifying opportunities within the Company's portfolio for asset repositioning or disposition. Mr. Cardoso has a Bachelor of Business Administration in Finance from Iona College and is a member of NAIOP New Jersey and the real estate board of the March of Dimes, New Jersey chapter.

        Robert Andrew Marshall has served as President and Chief Operating Officer of Roseland since February 2016. Mr. Marshall previously served in various capacities at Roseland since 2003, including most recently as Chief Operating Officer Vice President of Development before that. Prior to joining Roseland, Mr. Marshall was a senior manager for Ernst & Young's Real Estate Consulting Group from 1999 to 2003 where he specialized in enhancing operational efficiencies for various large developers around the country. As President and Chief Operating Officer of Roseland, Mr. Marshall is responsible for directing the day-to-day operations of Roseland and oversees all of Roseland's multi-family and mixed use development activities. Mr. Marshall is a licensed architect and from 1991 to 1999 practiced architecture for various California-based firms prior to joining Ernst & Young. Mr. Marshall holds a B.A. in Architecture from the University of California, Berkeley and is a public member of the New Jersey Redevelopment Authority.

        Christopher DeLorenzo has served as the Executive Vice President, Leasing since September 2015. Mr. DeLorenzo joined the Company in 1998 and has served as an associate director, director, senior director, managing director, vice president, first vice president, and senior vice president of leasing. Prior to joining the Company, Mr. DeLorenzo was a real estate broker for Peter Elliot, LLC from 1996 to 1998, a research analyst at Cushman & Wakefield from 1995 to1996, and a property tax analyst for the Stark Discovery Group from 1993 to 1995. Mr. DeLorenzo is responsible for the Company's leasing efforts and management of the Company's in-house leasing team of 12 professionals, assigning and managing third party broker agency agreements, and evaluating potential acquisition and disposition opportunities. Mr. DeLorenzo holds a Bachelor of Science in Operations Management from Syracuse University and is a member of both NAIOP New Jersey and the Bergen Community College Foundation Board.

Certain Relationships and Related Transactions

        Mack Agreement.    In connection with the Company's combination with The Mack Company in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. Pursuant to an agreement (the "Mack Agreement") entered into between the Company and members of the Mack Group (as defined below) in connection with the Company's combination with The Mack Company, if any of Messrs. W. Mack, D. Mack or Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. The "Mack Group" includes William L. Mack, chairman of the Board of Directors, David S. Mack, director, Earle I. Mack, a former director of the Company, and Frederic Mack, a member of the Advisory Board of the Company. Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors. Pursuant to the terms of the Mack Agreement, the Mack Group designated David S. Mack as the successor to Earle I. Mack's seat on the Board of Directors, and effective January 15, 2004, David S. Mack was appointed by the Board of Directors to fill Earle I. Mack's seat on the Board of Directors for the remainder of its term and was re-elected to the Board of Directors both at the 2005 Annual Meeting, the 2008 Annual Meeting, the 2011 Annual Meeting and the 2014 Annual Meeting. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. W. Mack and D. Mack (or their successors) for re-election to the Board of Directors for successive terms upon the expiration of each term. The Mack Group has not yet determined whether in future years it will seek to nominate someone for the third board seat to which it is entitled that was vacated in 2015 by Mr. Hersh in connection with his separation from the Company. The Mack Group elected not to exercise this right in connection with the Annual Meeting. "Mack Significant Interest" means legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units by Earle I. Mack, David S. Mack, Frederic Mack and William L. Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

        Tax Protection Agreements.    Through February 2016, the Company could not dispose of or distribute certain of its properties which were originally contributed by certain unrelated common unitholders of the Operating Partnership, without the express written consent of such common unitholders except in a manner which would not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimbursed the appropriate specific common unitholders for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions did not apply in the event that the Company sold all of its properties or in connection with a sale transaction which the Company's Board of Directors determined was reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expired in February 2016.

        Upon the expiration of the Property Lock-Ups, the Company is generally required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the specific common unitholders, which include members of the Mack Group (which includes William L. Mack, Chairman of the Company's

Board of Directors; David S. Mack, director; and Earle I. Mack, a former director), the Robert Martin Group (which includes Robert F. Weinberg, a former director and current member of the Company's Advisory Board), and the Cali Group (which includes John R. Cali, a former director and current member of the Company's Advisory Board). As of December 31, 2016, 107 of the Company's properties, with an aggregate net book value of approximately $1.2 billion, have lapsed restrictions and are subject to these conditions.

        Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors, David S. Mack, a director of the Company, and Earle I. Mack, a former director of the Company, are the executive officers, directors and stockholders of a corporation that leases approximately 7,034 square feet at one of the Company's office properties, which is scheduled to expire in May 2018, subject to two, three-year renewal options.. The Company recognized $193,000 in revenue under this lease for the year ended December 31, 2016, and had no accounts receivable from the corporation as of December 31, 2016.

  •
  In 2016, William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid and Vincent Tese earned deemed stock dividends, calculated based upon the number of deferred stock units owned by each director as of the record date for each quarterly dividend earned in 2016, in the amounts of 421.733, 738.591, 575.257, 438.632, 576.049 and 893.185 units, respectively, pursuant to the Director's Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" herein below.

        Policies and Procedures.    The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (i) the Company is a participant and (ii) any "related person" (defined as an employee, director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company's General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Nominating and Corporate Governance Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

        The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company's proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company's proxy statement if he or she was a "named executive officer" and the Company's Executive Compensation and Option Committee

approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iv) any transaction where the related person's interest arises solely from the ownership of the Company's Common Stock and all holders of the Company's Common Stock received the same benefit on a pro rata basis; (v) any transaction in which the rates or charges incurred are subject to governmental regulation; and (vi) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

        Under the policy, the General Counsel's determination of whether a transaction meets the definition of a related person transaction is based upon his assessment of the transaction under Item 404 of Regulation S-K without regard to the amounts involved. The Company's policy provides that any related person transaction referred to the Nominating and Corporate Governance Committee for consideration is evaluated based on all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

        The policy prohibits a director from participating in any review, consideration or approval of any related person transaction with respect to which the director or any of his or her immediate family members is the related person. The policy also provides that the only transactions that may be approved are those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Independence of the Board of Directors

        The Board of Directors has adopted the NYSE's standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that seven of nine of its current members, namely Alan S. Bernikow, Nathan Gantcher, Kenneth M. Duberstein, Alan G. Philibosian, Irvin D. Reid, Rebecca Robertson and Vincent Tese, are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2016, its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons except for 2,951 shares of Common Stock indirectly beneficially owned by director Nathan Gantcher through a charitable foundation that were sold on April 28, 2014 for $20.50 per share which transaction was reported on a Form 4 filed on January 24, 2017.

Board of Directors—Governance Matters

        During 2016, the entire Board of Directors met seven times and acted by unanimous written consent five times. In 2016, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. All of the members of the Board of Directors at the time of the 2016 annual meeting of stockholders (the "2016 Annual Meeting") were in attendance at the 2016 Annual Meeting.

        Currently, the Company has separated the roles of Chief Executive Officer and Chairman of the Board. The Company believes that at this time the separation of these roles permits the Chairman of the Board to focus on oversight of the Company's long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day to day performance of the other executive officers in executing the Company's business plan. In addition, in March 2014, the Board of Directors appointed Alan S. Bernikow as its Lead Independent Director. The Lead Independent Director acts as a liaison between the Chairman of the Board and the independent directors and advises the Chairman of the Board with respect to the quality, quantity and timeliness of the flow of information from management as necessary for the independent directors to perform their duties effectively and responsibly, including requesting that certain material be included in materials prepared for the Board of Directors, approving agendas for meetings of the Board of Directors, and ensuring that there is sufficient time for discussion of all agenda items at meetings of the Board of Directors. Stockholders may contact the Lead Independent Director as further described below under the heading "Stockholder Communications," and if requested by significant stockholders, the Lead Independent Director shall be available for consultation. The Board of Directors believes that its Lead Independent Director structure, including the duties and responsibilities described above, provides the same independent leadership, oversight, and benefits for the company and the Board of Directors that would be provided by an independent Chairman of the Board.

        The Lead Independent Director also shall preside at all meeting of the Board of Directors at which the Chairman of the Board is not present and all Executive Sessions of the Board of Directors consisting only of non-management directors. Such Executive Sessions will be held at least once per year, periodically as determined by the non-management directors, and will typically occur immediately following the regularly scheduled quarterly meetings of the Board of Directors, or at any other time and place as the Lead Independent Director or non-management directors may determine. Interested parties may submit matters for consideration to the non-management directors by utilizing the procedures identified under "Stockholder Communications" in this Proxy Statement. During 2016, the non-management directors met in Executive Session four times.

        Pursuant to authority vested in the Audit Committee of the Board of Directors pursuant to its charter, the Audit Committee is responsible for overseeing the Company's financial risk exposure and the Company's risk assessment and risk management policies and procedures. The Audit Committee discharges its risk oversight responsibilities as part of its quarterly reviews of the Company's quarterly and annual financial statements by discussing with management, the Company's independent auditors and outside legal counsel the Company's risk profile, its financial risk exposure and its risk mitigation policies and procedures. In addition, the Executive Compensation and Option Committee, in consultation with the independent compensation consultant to the Executive Compensation and Option Committee, conducted an annual risk assessment of the Company's compensation programs as described under "Compensation Risk Assessment" in this Proxy Statement. The Company does not believe that the performance of these oversight functions by these committees has any effect on the leadership structure of the Board of Directors.

        In December 2009, the Board of Directors adopted equity ownership guidelines that require each non-employee director to own an aggregate of $200,000 of shares of Common Stock of the Company, units of limited partnership interest of Mack-Cali Realty, L.P. redeemable for shares of Common Stock of the Company or units under the Company's Deferred Compensation Plan for Directors as of and from the later to occur of (i) January 1, 2013, or (ii) to the extent a director was not a director as of the date the equity ownership guidelines were adopted, the three year anniversary of the date the director is elected to the Board of Directors. In March 2016, the Board of Directors increased the equity ownership guidelines to five (5) times the annual cash retainer paid to directors, currently $325,000. All directors of the Company are in compliance with the equity ownership guidelines for directors, including Ms. Robertson who qualifies on the basis of being within the three year transition period from her initial appointment to the Board of Directors in September 2016.

        In March 2012, the Board of Directors, on the recommendation of its Nominating and Corporate Governance Committee, adopted a retirement policy for directors. Pursuant to this policy, the Board of Directors has amended the Company's Corporate Governance Principles to provide that a director may neither stand nor be nominated for re-election to the Board of Directors after attaining the age of 80. The Board of Directors proactively considers the overall size and composition of the Board of Directors and reviews and monitors management development and succession planning activities. The Chief Executive Officer regularly presents management's perspective on business objectives and discusses their perspective on the Company's deep pool of talented employees and succession planning for the Company. Most recently, this process resulted in the designation as executive officers of the Company of Marshall Tycher as President of Roseland in September 2015 and Chairman of Roseland in March 2016, Ricardo Cardoso as Executive Vice President and Chief Investment Officer in September 2015, Robert Andrew Marshall as President of Roseland in March 2016, and Christopher DeLorenzo as Executive Vice President, Leasing in March 2016.

        The Board of Directors believes that continued growth of stockholder value in a socially responsible manner is consistent with the Company's overall strategy to continue to enhance the Company's reputation as a property manager of choice and promotes an environmental strategy that supports "green" building initiatives. The Environmental Protection Agency (the "EPA") encourages companies to reduce greenhouse gas emissions and conserve energy through what is now a voluntary program, Energy Star. In 1999, the EPA introduced its national energy performance rating systems for buildings. The program provides assessment tools to help building managers achieve greater energy efficiency and realize associated cost savings. The Company has been an Energy Star partner since the inception of the program in 1999. As such, the Company is required to, among other things, further track and benchmark its energy performance and broaden its plan to reduce energy intensity across its properties by following the energy management strategy available through Energy Star.

        The Board of Directors also has adopted a policy that provides that executive officers, employees, and directors may not acquire securities issued by the Company or any of its affiliates using borrowed funds, may not use margin in respect of securities issued by the Company or any of its affiliates, may not pledge securities issued by the Company or any of its affiliates as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by the Company or its affiliates, each of which the Board of Directors believes would be inconsistent with the purposes and intent of the stock ownership guidelines applicable to directors and the Chief Executive Officer.

Meetings of Committees of the Board of Directors

        The Board of Directors has three committees: the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee.

        Audit Committee.    The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Alan S. Bernikow,

chairman, Nathan Gantcher, Irvin D. Reid and Rebecca Robertson. The Audit Committee authorizes and approves the engagement of the Company's independent registered public accountants, reviews with the Company's independent registered public accountants the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the Company's independent registered public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal control over financial reporting, disclosure controls and procedures and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the quarterly evaluation of the performance of the internal audit functions performed by the Company's internal auditors, (4) the Company's independent registered public accounting firm's qualifications and independence, and (5) the performance of the Company's independent registered public accountants. See "Report of the Audit Committee of the Board of Directors" below. The Board of Directors has determined that each of the members of the Audit Committee is an "independent" director within the meaning of the NYSE Independence Standards and Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board of Directors also has determined that each of Alan S. Bernikow, Nathan Gantcher, Irvin D. Reid and Rebecca Robertson satisfies applicable financial literacy standards of the NYSE, and that Alan S. Bernikow qualifies as an Audit Committee Financial Expert under applicable SEC Rules. In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committee of three other public companies. The Board of Directors has determined that Mr. Bernikow's simultaneous service on the audit committees of these other public companies will not impair his ability to effectively serve on the Company's Audit Committee and fulfill his duties as its chairman. The Audit Committee met four times during 2016.

        Executive Compensation and Option Committee.    The Executive Compensation and Option Committee consists of Nathan Gantcher, chairman, Kenneth M. Duberstein, Alan G. Philibosian and Vincent Tese. The Executive Compensation and Option Committee is responsible for implementing the Company's compensation philosophies and objectives, establishing remuneration levels for executive officers of the Company and implementing the Company's incentive programs, including the Company's stock option and incentive plans. The Board of Directors has determined that each of the members of the Executive Compensation and Option Committee is an "independent" director within the meaning of the NYSE Independence Standards, Rule 10C-1 promulgated by the SEC under the Exchange Act, and meets the "outside director" requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), and is a "non-employee" director under Rule 16b-3 under Section 16 of the Exchange Act. The Executive Compensation and Option Committee met six times in 2016.

        Pursuant to its charter, the primary purposes of the Executive Compensation and Option Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers; and (ii) to review and administer the Company's compensation and benefit programs. In addition, pursuant to its charter, the Executive Compensation and Option Committee is responsible for establishing and reviewing annual and long term corporate goals and objectives relevant to compensation of the Company's executive officers in light of performance goals and objectives. The Executive Compensation and Option Committee has sole authority to determine and approve the compensation levels of the executive officers. Except for the delegation of authority to the Chief Executive Officer to grant certain de minimis equity compensation awards to non-executive employees of the Company, the Executive Compensation and Option Committee has not delegated, and does not delegate, any of its responsibilities to any other person. The manner in which the committee discharges its responsibilities is described under the heading "Compensation Discussion & Analysis" below.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Vincent Tese, chairman, Kenneth M. Duberstein, Alan G. Philibosian and

Irvin D. Reid. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Nominating and Corporate Governance Committee met two times in 2016.

        The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders, provided that the Nominating and Corporate Governance Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for Nominating and Corporate Governance Committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company's General Counsel following the same procedures as described in "Stockholder Communications" in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the General Counsel by the time period set forth in the Company's most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The General Counsel shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee analyzes, on an annual basis, Board member skills and attributes, and recommends to the Board of Directors appropriate individuals for nomination as Board members. Based on the Company's strategic plan, the Nominating and Corporate Governance Committee developed a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is periodically reviewed and updated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates potential Board candidates against the skills matrix.

        The skills matrix has two sections—a list of core criteria that every member of the Board should meet and a list of skills and attributes desired to be represented collectively on the Board. The skills matrix reflects the following core director criteria that should be satisfied by each director or nominee:

  •
  Service on no more than six other public company boards;

  •
  High integrity and ethical standards;

  •
  Standing and reputation in the individual's field;

  •
  Risk oversight ability with respect to the particular skills of the individual director;

  •
  Understanding of and experience with complex public companies or like organizations; and

  •
  Ability to work collegially and collaboratively with other directors and management.

        The skills matrix reflects the following skills and attributes desired to be represented collectively on the Board as a whole:

  •
  Independence under the Company's Standards for Director Independence and NYSE listing requirements, subject to waiver based on the Nominating and Corporate Governance Committee's business judgment;

  •
  Corporate governance expertise;

  •
  Financial expertise;

  •
  Commercial real estate industry expertise;

  •
  Diversity;

  •
  Legal expertise;

  •
  Capital markets expertise;

  •
  Political/land use/environmental policy expertise; and

  •
  Technology/business process expertise.

        Our Nominating and Corporate Governance Committee strives to maintain a balance of tenure on the Board of Directors. Long-serving directors bring valuable experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas.

        Although the Nominating and Corporate Governance Committee does not have a formal diversity policy, it endeavors to comprise the Board of Directors and its committees of members with a broad mix of professional and personal backgrounds. Thus, the Nominating and Corporate Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Nominating and Corporate Governance Committee takes into account how a candidate's professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee's overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director's history of attendance at board and committee meetings, the director's preparation for and participation in such meetings, and the director's tenure as a member of the Board of Directors.

        In September 2016, the Board of Directors was expanded from eight to nine members by adding Ms. Rebecca Robertson to the Board of Directors. In addition, in 2016 the Board of Directors rotated the membership of all three of its committees, including the chairs of the Executive Compensation and Option Committee and the Nominating and Corporate Governance Committee to enhance the diversity of experience on these committees.

Available Information

        The Board of Directors has adopted written charters for the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company's corporate governance principles, charters of the various committees of the Board of Directors, and the Company's code of business conduct and ethics applicable to all employees, officers and directors. The Company's internet website is www.mack-cali.com. The Company intends to disclose on its internet website any amendments to or waivers from its code of business conduct and ethics as well as any amendments to its corporate governance principles or the charters of the various committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Mack-Cali Realty Corporation, Investor Relations Department, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311.

Stockholder Communications

        All stockholder communications must (i) be addressed to the General Counsel of the Company, Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311 or at the General Counsel's internet e-mail address at generalcounsel@mack-cali.com; (ii) be in writing either in print or electronic format; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for a specific director(s), the entire Board of Directors, the Nominating and Corporate Governance Committee, the Lead Independent Director, or all non-management directors; (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder's intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate.

        Upon receipt of a stockholder communication that is compliant with the requirements identified above, the General Counsel shall promptly deliver such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chairman of the Board of Directors with a copy to the Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee, or the Lead Independent Director or all non-management directors, as the case may be.

        The General Counsel may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the Lead Independent Director or the Executive Sessions of non-management directors, the General Counsel may not copy any member of management in forwarding such communication to the Lead Independent Director.

Policies Relating to the Election of Directors

        Elections of the Board of Directors are conducted in accordance with the Company's Charter, Bylaws and the laws of the state of Maryland and provide that directors are to be elected at a meeting of the Company's stockholders by a plurality of the votes cast. Under the Company's Bylaws and Corporate Governance Principles, if in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable); (ii) the director's background, experience and qualifications; (iii) the director's length of service on the Board of Directors and contributions to the Company; and (iv) whether the director's service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company's Corporate Governance Principles and the corporate governance guidelines of independent voting advisory services such as Institutional Shareholder Services.

        Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days from the date of the stockholder vote, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee's decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this principle and any non-independent director will not participate in the deliberations and decisions made hereunder. In addition, a director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director's principal occupation or business association changes substantially during his or her tenure as a director.

  Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its charter.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process, including its system of internal control over financial reporting. The Company's independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for expressing opinions on the conformity of the Company's 2016 audited financial statements to accounting principles generally accepted in the United States of America and the effectiveness of the Company's internal control over financial reporting as of December 31, 2016. The Audit Committee discussed with the Company's independent registered public accountants the overall scope and plans for its audits. The Audit Committee met with the Company's independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the fiscal 2016 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

  2.
  The Audit Committee has discussed with the Company's independent registered public accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  3.
  The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant's communications with the Audit Committee concerning independence, and has discussed with the Company's independent registered public accountants the independent registered public accountants' independence from management and the Company; and

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein. Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE Alan S. Bernikow, Chairman Nathan Gantcher Irvin D. Reid Rebecca Robertson

 COMPENSATION DISCUSSION AND ANALYSIS

Our Strategic Transformation

        In September 2015, the Company announced a comprehensive three-year strategic initiative entitled 20/15 (the "20/15 Strategic Plan"), the name of which is intended to communicate primary milestone objectives of growing the office portfolio to 20 million square feet and growing the multi-family portfolio to 15,000 units. Key strategic objectives related to the 20/15 Strategic Plan include the following:

  •
  Reduce expenses;

  •
  Exit non-core assets;

  •
  Transition a portion of the Company's property portfolio from almost exclusively commercial office properties to a mix of commercial office properties and multi-family residential properties; and

  •
  Develop and acquire multi-family residential properties in core areas for the Company, including but not limited to the New Jersey waterfront area.

        The Company's 20/15 Strategic Plan represents a major step in the transformation of the Company's portfolio. The Company believes that the opportunity to invest in multi-family development properties at higher returns on cost will position the Company to potentially produce higher levels of net operating income than if the Company were to purchase only stabilized multi-family properties at market returns. However, the Company anticipates that income from its multi-family properties will increase slowly over time as its development projects underway are placed in service. The Company continued to pursue and refine the 20/15 Strategic Plan in 2016.

2016 Business Highlights

        Our performance in 2016 demonstrates progress along our transformation plan, as illustrated by the following accomplishments:

  •
  The Company's total stockholder return ("TSR") in 2016 was 27.3%, and the Company's TSR since the appointment of the new management team in June 2015 through December 31, 2016 was 77.5%, which was the best performance (#1) of the equity office REITs in the NAREIT Equity Office Index and the second best performance (#2) of all equity REITs in the NAREIT Equity Index;

  •
  Substantial progress was made on executing the 20/15 Strategic Plan described above in 2016, including the disposition of approximately $690 million of non-core assets and increasing the number of multi-family units in operation by 3,000 and the number of multi-family units in construction or development by 1,455;

  •
  The Company demonstrated improved operating fundamentals, highlighted by (a) leasing and tenant occupancy performance within the consolidated portfolio of stabilized operating commercial properties being approximately 90.6% leased as of December 31, 2016, as compared to 89.1% as of December 31, 2015 and 84.2% as of December 31, 2014; and (b) Core FFO per share of $2.15 for 2016, as compared to $1.83 for 2015;

  •
  The new management team conducted extensive stockholder outreach, including hosting an investor day in September 2016; and

  •
  Roseland concluded the negotiation of a definitive term sheet with Rockpoint, LLC ("Rockpoint") for a $300 million equity investment by Rockpoint in Roseland, which transaction was subsequently completed on March 10, 2017 (the "Roseland Equity Raise").

Stockholder Engagement

        In evaluating the design of our executive compensation programs, the Executive Compensation and Options Committee of the Board of Directors (the "Compensation Committee") considers stockholder input. In 2015, our Chairman of the Board, Compensation Committee Chairman, and Lead Independent Director communicated with approximately twenty (20) of the Company's largest institutional stockholders to seek feedback on the Company's executive compensation program, in particular because the majority of votes cast at the 2015 annual stockholders' meeting were against the proposed advisory resolution to approve our Company's executive compensation program ("say-on-pay"). Through the course of this dialogue between stockholders and our directors, stockholders expressed the view that executive compensation should be linked to performance, including specific performance criteria or formulas, in order to better align executives' interests with stockholders' interests.

Changes to our Executive Compensation Program Implemented in 2016

        Based on feedback from stockholders and with the assistance of Frederic W. Cook & Co., Inc., the Compensation Committee's independent compensation consultant ("FW Cook" or the "Compensation Consultant"), the Compensation Committee took the following actions:

  •
  Established compensation structures more in line with incentive programs and governance policies of the Company's peers and consistent with recognized "best practices" in compensation governance;

  •
  Adopted an objective, more quantitative cash incentive plan for 2016 and beyond, in lieu of annual bonuses, pursuant to which annual cash incentive awards will be tied to pre-determined, objective performance criteria designed to support our short-term business goals; and

  •
  Granted the majority of 2016 long-term incentive equity compensation subject to rigorous absolute and relative performance hurdles, with performance-based grants to Messrs. DeMarco, Rudin and Tycher, the Company's top-three named executive officers, accounting for 75% of such awards at target performance (85% at maximum performance), and performance-based grants to Messrs. Krug and Marshall accounting for approximately 50% of such awards at target performance (60% at maximum performance).

        In 2016, we continued our communication with stockholders on various matters, including our executive compensation program. During these discussions, stockholders expressed support for the changes to the executive compensation program that were implemented in 2016, as evidenced by the 97.3% vote in favor of the 2016 say-on-pay resolution at the 2016 annual stockholders' meeting.

Executive Compensation Highlights

Factors Guiding Compensation Decisions	• Stockholder feedback;
• General market pay and governance practices;
• Attracting, motivating and retaining key talent;
• Tying compensation to the achievement of key short- and long-term objectives, including the 20/15 Strategic Plan;
• The Company's TSR, Core FFO per share and leasing occupancy in 2016;
• Aligning management's interests with those of stockholders; and
• Mitigating compensation risk.

Summary of 2016 Program for Messrs. Rudin and DeMarco, our 2016 Chief Executive Officer, and President and Chief Operating Officer

•

Total compensation opportunities targeted at levels that are generally comparable to target total compensation levels for the average of the top two named executive officers of the Peer Group REITs (as defined below in the Compensation Discussion & Analysis under the heading "Process for Determining Compensation");

• 90% of the annual cash incentive plan award based on measurable Company performance, which aligns compensation with key annual strategic goals;

•

75% of target long-term equity incentive awards allocated to performance-based long-term incentive plan ("LTIP") Units, and 25% to time-based LTIP Units, which balances the objective of motivating long-term performance with retention;

•

Performance-based LTIP awards granted under a new multi-year, performance-based outperformance plan (the "2016 OPP"), under which the full awards will only be earned if, over the three-year performance period, the Company achieves a fifty percent (50%) absolute TSR and if the Company is in the 75th percentile of performance versus the equity office REITs in the NAREIT Equity Office Index; and

• Time-Based LTIP awards cliff vest at the end of 3 years.

        In addition, the Compensation Committee and the Board of Directors have committed to adopt, promptly upon effectiveness of final SEC and NYSE rules under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, a clawback policy for executive officers.

        The Compensation Committee believes that the Company's overall executive compensation program incorporates many compensation elements that are considered best practices, including:

  •
  All of the Company's equity compensation plans prohibit the repricing of underwater options and do not contain any evergreen features;

  •
  No current equity compensation agreements or awards for any executive officers provide for tax gross-up payments;

  •
  Executive perquisites are limited to only a few, de minimis items;

  •
  There are no minimum or guaranteed bonus or cash incentive plan amounts for any executive officers;

  •
  All severance arrangements with the Company's current executive officers pursuant to their respective employment, severance or LTIP Unit award agreements, as applicable, provide reasonable severance benefits, and require a double-trigger for payouts of severance and acceleration of equity in the event of a change of control;

  •
  Employees, officers and directors are prohibited from engaging in any margin, hedging, or pledging activities in respect of the Company's securities; and

  •
  Equity ownership guidelines for the Chief Executive Officer require that he owns any combination of an aggregate of 250,000 equity securities of the Company or its subsidiaries, which he currently satisfies.

Stockholder Say-on-Pay Advisory Vote

        In 2016, we sought a stockholder say-on-pay advisory vote regarding executive compensation, and approximately 97% of the votes cast were in favor of our executive compensation. The Compensation Committee viewed this 97% stockholder approval as being strongly supportive of the actions undertaken by the Compensation Committee in 2016 described above under the headings "Significant 2016 Stockholder Engagement" and "Executive Compensation Highlights." The Compensation Committee believes its compensation actions in 2016 aligned the Company's executive compensation plans with stockholder expectations. We currently intend to continue to seek an annual stockholder say-on-pay advisory vote regarding executive compensation.

Compensation Consultant

        Role of the Compensation Consultant.    In 2015, and again in 2016, the Compensation Committee retained FW Cook as its independent Compensation Consultant. The Compensation Committee retains its compensation consultant to assist with structuring the Company's various compensation programs and determining appropriate levels of salary, annual cash incentive plan and other compensatory awards payable to the Company's executive officers and key employees. In 2016, the Compensation Committee retained FW Cook to assist on all relevant matters, including assisting with respect to: (i) assessing the Company's and management's performance relative to the Peer Group REITs; (ii) market ranges for salaries, annual cash incentive plan awards and incentive compensation payments; (iii) compensation and governance practices relative to ISS and Glass Lewis policy guidelines; and (iv) structuring annual and long-term incentive compensation plans for management.

        Determination of Compensation Consultant's Objectivity.    The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. FW Cook was engaged by the Compensation Committee to act as an independent outside consultant to the Compensation Committee. The Compensation Committee closely examines the safeguards and steps that FW Cook takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

  •
  The Compensation Committee hired and has the authority to terminate the engagement of its consultants for executive compensation related services;

  •
  A compensation consultant is engaged by and reports directly to the Compensation Committee for all executive compensation services; and

  •
  A compensation consultant has direct access to members of the Compensation Committee during and between meetings.

        FW Cook performed only executive, board and other compensation-related services for the Compensation Committee, and did not perform, directly or indirectly through an affiliate, any other services for the Company in 2016. Based on a consideration of factors deemed relevant to the Compensation Committee regarding FW Cook, including without limitation the independence factors specified in Section 303A.05 of the NYSE Listed Company Manual, including the nature of the services provided, the amount of the compensation consultant's fees, its policies and procedures to prevent conflicts of interest, its business or personal relationships with our directors and executive officers, and its stock ownership in us, the Compensation Committee concluded that FW Cook is independent and that the work that they perform for the Compensation Committee has not raised any conflict of interest.

Process for Determining Compensation

        For its competitive analysis conducted in late 2015 to assist the Committee in developing pay opportunities for 2016, FW Cook used a peer group consisting of the following fifteen office and diversified REITs: Alexandria Real Estate Equities, Inc., BioMed Realty Trust, Brandywine Realty Trust, Columbia Property Trust, Corporate Office Properties Trust, Inc., Cousins Properties, Digital Realty Trust, Douglas Emmett, Inc., Highwoods Properties, Inc., Hudson Pacific Properties, Kilroy Realty Corporation, Liberty Property Trust, Parkway Properties, Inc., Piedmont Office Realty Trust, and Washington REIT (collectively, the "Peer Group REITs"). The Compensation Committee used this competitive analysis to evaluate the competitiveness of base salary, target annual cash incentive plan award, equity awards and target total compensation opportunities for the named executive officers, including the assessment of individual components of compensation. The Compensation Committee did not target a specific percentile of the Peer Group REITs for any compensation determinations but used the compensation data from Peer Group REITs as a factor in determining the appropriateness of compensation amounts generally.

        The Compensation Committee, with assistance from the Compensation Consultant, and based upon the recommendations of the Chief Executive Officer with respect to the other named executive officers, determines the appropriate combination of cash and equity-based compensation to pay to the Company's executives and establishes performance metrics for annual cash incentive plan awards in light of its primary objectives with respect to executive compensation. In determining the appropriate mix of such compensation and the appropriate amounts of any discretionary components, the Compensation Committee considers the Compensation Consultant's competitive analyses of the Company's overall compensation arrangements. The Chief Executive Officer is responsible for the strategic direction and long-term planning for the Company and oversees the day to day performance of the other named executive officers. As such, the Compensation Committee believes that the input of the Chief Executive Officer is necessary information for it to evaluate the performance of the other named executive officers and make recommendations for their compensation packages. The Chief Executive Officer does not participate in the Compensation Committee's discussions of his own compensation.

        The performance of the Company's named executive officers was evaluated at the end of 2016 (in the first quarter of 2017 after all financial information relative to the 2016 performance metrics for the annual cash incentive plan awards had been determined based on the filing of the Company's annual report on Form 10-K for the year ended December 31, 2016) by the Compensation Committee with assistance from the Compensation Consultant to determine performance relative to the 2016 performance metrics for the annual cash incentive plan awards.

Components of Compensation in 2016

        For 2016 the Company's executive compensation program consisted of the following elements: annual base salary, annual cash incentive plan award, and awards of LTIP Units of the Operating Partnership.

        The allocation of each component of compensation was determined by the Compensation Committee, based upon its review of the Peer Group REIT data compiled by its Compensation Consultant and input from the current Chief Executive Officer with respect to the other named executive officers. Pursuant to the authority vested in the Compensation Committee set forth in its charter, it has complete discretion with respect to the compensation of the named executive officers.

        Base Salaries.    Base salaries are the fixed component of total compensation, and are established at levels the Compensation Committee deems appropriate for the function each executive officer performs. Base salaries are reviewed annually and with assistance from the Compensation Consultant and may be adjusted upward by the Compensation Committee from time to time. The table below sets forth the base salaries for the named executive officers in 2015 and the 2016 base salaries approved by the Compensation Committee in March 2016:

Executive Officer	2015 Base Salary	2016 Base Salary
Michael J. DeMarco	$700,000	$750,000
Marshall B. Tycher	$400,000	$750,000
Mitchell E. Rudin	$700,000	$750,000
Anthony Krug	$385,000	$500,000
Robert Andrew Marshall	$395,000	$450,000

        The base salaries for Messrs. DeMarco and Rudin were increased in 2016 in recognition of significant progress in 2015 in developing and commencing the implementation of the 20/15 Strategic Plan and TSR performance since June 2015, when they were hired. Mr. Tycher's base salary, which was based on his legacy employment agreement, was increased for 2016 to create parity of his compensation relative to Messrs. DeMarco and Rudin in recognition of the increasingly important strategic contribution of the Roseland multi-family platform to the Company. Mr. Krug's base salary was increased in 2016 to provide for proper internal hierarchy within senior management and in recognition of the experience he has gained and his demonstrated performance since he assumed the role of Chief Financial Officer in early 2014. Mr. Marshall's base salary was increased in 2016 in recognition of his contributions to the growth in the Roseland multi-family platform.

        Annual Cash Incentive Plan Compensation.    The Company's policy of awarding annual cash incentive plan awards is designed to specifically relate executive pay to Company and individual performance and to provide financial rewards for the achievement of substantive Company objectives.

        In March 2016, the Compensation Committee adopted and the Board of Directors approved a more structured annual cash incentive plan for the named executive officers for 2016, which was designed to directly support the Company's short-term goals in furtherance of the 20/15 Strategic Plan.

        In 2016, the Compensation Committee established annual cash incentive award opportunities for each named executive officer (which awards, in the case of Messrs. DeMarco, Rudin and Marshall, were fixed by the terms of their respective employment agreements), as follows:

Executive	Threshold	Target	Maximum
Michael J. DeMarco	50%	100%	200%
Marshall B. Tycher	50%	100%	200%
Mitchell E. Rudin	50%	100%	200%
Anthony Krug	20%	40%	80%
Robert Andrew Marshall	25%	50%	100%

        The determination of 2016 annual cash incentive plan awards for Messrs. DeMarco and Rudin was based 90% on Company performance measures and 10% on the Compensation Committee's assessment of individual performance. The determinations of 2016 annual cash incentive plan awards for other executive officers of the Company who are not part of the Roseland management team, including Mr. Krug, was based 75% on Company performance measures and 25% on the Compensation Committee's assessment of individual performance. The 2016 Company performance measures approved by the Compensation Committee and ratified and adopted by the Board of Directors were:

Metric	Weight	Threshold	Target	Maximum
Core FFO (Funds From Operations) per Share	65%	$2.00	$2.04	$2.10
Year-end Percent Leased—Office	25%	88.0%	89.0%	90.0%
Disposition Volume(1)	10%	$400,000,000	$500,000,000	$600,000,000

(1)
Relates to the total sale price of office properties to be disposed of pursuant to the Company's three year strategic plan announced in September 2015 that are completed in 2016.

        In March 2017, after the filing of the Company's annual report on Form 10-K for the year-ended December 31, 2016, the Compensation Committee assessed the performance of Messrs. DeMarco, Rudin and Krug in 2016 relative to the above 2016 performance measures for the Company. Core FFO per share for 2016 was $2.15, exceeding the maximum performance threshold by $0.05 per share. The Company's core office properties were 90.6% leased at December 31, 2016, exceeding the maximum performance threshold by 0.6%. In addition, the Company disposed of approximately $690 million in assets in 2016, exceeding the maximum performance threshold by approximately $90 million. Based on the achievement of all of the performance measures in excess of the maximum performance threshold, as well as the significant progress made in furthering the Company's long-term business strategy, the Compensation Committee determined it appropriate to award the 2016 cash incentive plan payouts (including the discretionary component) at the maximum amounts for Messrs. DeMarco, Rudin and Krug.

        The determination of 2016 annual cash incentive plan awards for the Roseland management team, including Messrs. Tycher and Marshall, was based 75% on Roseland performance measures and 25% on the Compensation Committee's assessment of individual performance. The 2016 Roseland performance measures approved by the Compensation Committee and ratified and adopted by the Board of Directors were:

Metric	Weight	Threshold	Target	Maximum
Multi-Family Development Volume	60%	600 units	675 units	800 units
Year-end Occupancy—Multi-Family(1)	20%	93.0%	94.0%	95.0%
Roseland Equity Raise(2)	20%	$100,000,000	$200,000,000	$300,000,000

(1)
Excludes non-stabilized buildings and units taken out of service for repositioning.

(2)
As part of the Company's three year strategic plan announced in September 2015, the Company will seek to raise capital through the sale of equity interests in Roseland in a private placement to institutional investors or joint venture partners.

        In March 2017, after the filing of the Company's annual report on Form 10-K for the year-ended December 31, 2016, the Compensation Committee assessed the performance of Messrs. Tycher and Marshall in 2016 relative to the above 2016 performance measures for Roseland. During 2016, Roseland had an additional 3,000 units in operation and an additional 1,455 units under construction or in development, in each case as compared to 2015, in excess of the maximum performance threshold for development volume. Average percentage leased of multi-family properties at December 31, 2016 was 96.3%, or 1.3% above the maximum performance threshold, and the Company completed the Roseland Equity Raise for $300 million in early 2017. Since the definitive term sheet for the Roseland Equity Raise was fully negotiated during 2016, the Compensation Committee determined to treat the Roseland Equity Raise as a 2016 fiscal year event for purposes of the 2016 annual cash incentive plan performance metrics, even though the transaction closed in early 2017. It then determined the Roseland Equity Raise performance measure to have been met at the maximum performance level.

Based on the achievement of all of the performance measures at or in excess of the maximum performance threshold, as well as the significant progress made in furthering the Company's long-term business strategy, the Compensation Committee determined it appropriate to award the 2016 cash incentive plan payouts (including the discretionary component) at the maximum amounts for Messrs. Tycher and Marshall.

        Long-Term Incentives.    The Company utilizes long-term incentive compensation in the form of service-based and performance-based equity awards to focus executives on the long-term performance of the Company, to align their interests with those of our stockholders, and to promote the success and enhance the value of the Company. The Compensation Committee, together with the Compensation Consultant, and in response to the negative say-on-pay shareholder vote in 2015, designed the long-term incentives for the named executive officers to be more strongly tied to objective, quantifiable long-term performance metrics more in line with current trends and recognized corporate governance "best practices."

        In March 2016, the Compensation Committee adopted and the Board of Directors approved the grant of long-term incentive awards to the management teams of the Company and Roseland, including all of the Company's executive officers (the "2016 LTIP Awards"). The design of the program was similar to the design of the RSUs and PSUs granted to Messrs. DeMarco and Rudin in 2015, except participation was expanded to more executives, and the performance-based component was enhanced to measure both absolute and relative performance. All of the 2016 LTIP Awards were in the form of LTIP Units and were made under the Company's stockholder approved 2013 Stock Incentive Plan.

        As with the 2015 equity awards, the Compensation Committee determined to award a significant portion of the 2016 LTIP Awards in the form of performance-based awards to better align executive and stockholder interests by tying executive performance to TSR. For Messrs. DeMarco, Rudin and Tycher, approximately seventy-five percent (75%) of the 2016 LTIP Award at target performance (or eighty-five percent (85%) at maximum performance) was a performance-based award under the new 2016 OPP (the "2016 PBV LTIP Units"). The remaining approximately twenty-five percent (25%) at target performance (or fifteen percent (15%) at maximum performance) of the 2016 LTIP Award for Messrs. DeMarco, Rudin and Tycher was in the form of a time-based award that will cliff vest after three years on March 8, 2019 (the "2016 TBV LTIP Units"). For all other executive officers, approximately fifty percent (50%) at target performance (or sixty percent (60%) at maximum performance) of the 2016 LTIP Award was in the form of 2016 PBV LTIP Units and approximately fifty-percent (50%) at target performance (or forty percent (40%) at maximum performance) of the 2016 LTIP Award was in the form of 2016 TBV LTIP Units.

        The 2016 OPP is designed to align the interests of senior management to relative and absolute performance of the Company over a three-year performance period from March 8, 2016 through March 7, 2019. The senior management team that received 2016 LTIP Awards includes all eight of the Company's current executive officers, including all of the named executive officers, and twelve additional senior vice presidents of the Company and Roseland. Participants in the 2016 OPP will only earn the full awards if, over the three-year performance period, the Company achieves a fifty percent (50%) absolute total stockholder return ("TSR") and if the Company is in the 75th percentile of performance versus the equity office REITs in the NAREIT Equity Office Index.

        Participants in the 2016 OPP, including the Company's executive officers and the management teams of the Company and Roseland, have the opportunity to vest in 2016 PBV LTIP Units that ultimately may be settled in common stock of the Company according to the following schedules, with linear interpolation for performance between levels:

	Absolute TSR (50% of total 2016 PBV LTIP Units)		Relative TSR (50% of total 2016 PBV LTIP Units)
Performance Level	Company Absolute 3-Year TSR	Payout as % of LTIP Units	CLI 3-Year TSR Percentile Rank	Payout as % of LTIP Units
< Threshold	< 21%	0%	< 45th Percentile	0%
Threshold	21%	25%	45th Percentile	25%
Target	35.5%	62.5%	60th Percentile	62.5%
Maximum	50%	100%	75th Percentile	100%

        If the designated performance objectives are achieved, 2016 PBV LTIP Units are also subject to time-based vesting requirements, with 50% of vested 2016 PBV LTIP Units vesting at the end of the performance period on March 7, 2019, and the remaining 50% of vested 2016 PBV LTIP Units vesting 25% each on March 7, 2020 and March 7, 2021.

        The named executive officers of the Company received the following 2016 LTIP Awards:

Executive Officer	2016 TBV LTIP Units(1)	2016 PBV LTIP Units(2)
Michael J. DeMarco	23,041	118,989
Marshall B. Tycher	23,041	118,989
Mitchell E. Rudin	23,041	118,989
Anthony Krug	7,373	11,899
Robert Andrew Marshall	22,120	35,697

(1)
Calculated based on the grant date fair value of $21.70, the closing price of the Company's common stock as reported on the New York Stock Exchange on March 7, 2016.

(2)
Calculated based on the maximum number of LTIP Units that may be vested and the average closing price of the Company's common stock as reported on the New York Stock Exchange from January 1, 2016 through March 7, 2016 of $20.17.

        LTIP Units were issued on March 8, 2016, but will remain subject to forfeiture depending on the extent that the 2016 LTIP Awards vest. The number of LTIP Units to be issued initially to recipients of the 2016 PBV LTIP Awards is the maximum number of LTIP Units that may be earned under the awards. The number of LTIP Units that actually vest for each award recipient will be determined at the end of the performance measurement period. TSR for the Company and for the Index over the three-year measurement period and other circumstances will determine how many LTIP Units vest for each recipient; if they are fewer than the number issued initially, the balance will be forfeited as of the performance measurement date.

        Prior to vesting, recipients of LTIP Units will be entitled to receive per unit distributions equal to one-tenth (10%) of the regular quarterly distributions payable on a common unit of limited partnership interest in the Operating Partnership (a "Common Unit"), but will not be entitled to receive any special distributions. Distributions with respect to the other nine-tenths (90%) of regular quarterly distributions payable on a Common Unit will accrue but shall only become payable upon vesting of the LTIP Unit. After vesting of the 2016 TBV LTIP Units or the end of the measurement period for the 2016 PBV LTIP Units, the number of LTIP Units, both vested and unvested, will be entitled to receive distributions in an amount per unit equal to distributions, both regular and special, payable on a Common Unit.

        LTIP Units are designed to qualify as "profits interests" in the Operating Partnership for federal income tax purposes. As a general matter, the profits interests characteristics of the LTIP Units mean that initially they will not be economically equivalent in value to a Common Unit. If and when events specified by applicable tax regulations occur, LTIP Units can over time increase in value up to the point where they are equivalent to Common Units on a one-for-one basis. After LTIP Units are fully vested, and to the extent the special tax rules applicable to profits interests have allowed them to become equivalent in value to Common Units, LTIP Units may be converted on a one-for-one basis into Common Units. Common Units in turn have a one-for-one relationship in value with shares of the Company's common stock, and are redeemable on a one-for-one basis for cash or, at the election of the Company, shares of the Company's common stock.

        The 2016 LTIP Awards to Messrs. DeMarco and Rudin are in lieu of, and shall supersede and replace, the long-term incentive plan awards for calendar year 2016 contemplated by paragraph 4(b) of each of their employment agreements with the Company dated June 3, 2015.

        Severance and Change-in-Control Payments.    We have entered into employment or severance agreements with each of our named executive officers. These benefits are commonly offered among peer companies, and therefore enable us to attract, retain, and motivate key talent. In particular, they ensure the retention of our named executive officers when considering potential transactions which may create uncertainty as to their continued employment. The employment agreements of Messrs. DeMarco, Rudin and Marshall, and the severance agreement of Mr. Krug, provide for severance payments in the event of involuntary termination without cause or constructive termination for good reason and double trigger severance benefits in the event of a change in control that are generally 1.5 times the sum of annual base salary and bonus for Messrs. DeMarco, Rudin, Krug and Marshall. The employment agreement for Mr. Tycher provides for a lump sum severance payment in the amount of $1,000,000 plus his salary through the end of the then applicable employment term in the event of involuntary termination without cause or constructive termination for good reason or a termination following a change in control. See "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control" for a summary of the terms and conditions of the severance provisions in the employment agreements of Messrs. DeMarco, Rudin, Tycher and Marshall and the severance agreement of Mr. Krug.

  Benefits and Other Compensation

        401(k) Savings Plan.    The Company maintains a tax-qualified defined contribution plan for the benefit of all its eligible employees, including the named executive officers. The provisions and features of the plan apply to all participants in the plan, including the named executive officers. Eligible employees may elect to defer from one percent up to 60 percent of their annual compensation on a pre-tax basis to the 401(k) Plan, subject to certain limitations imposed by federal law. The amounts contributed by employees are immediately vested and non-forfeitable. The Company may make discretionary matching or profit sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year. Participants are always 100 percent vested in their pre-tax contributions and will begin vesting in any matching or profit sharing contributions made on their behalf after two years of service with the Company at a rate of 20 percent per year, becoming 100 percent vested after a total of six years of service with the Company. All contributions are allocated as a percentage of compensation of the eligible participants for the Plan year. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his or her vested account balance in the 401(k) Plan in a single sum or in installment payments upon his or her termination of service with the Company. In 2016, there were $1,029,000 in discretionary matching or profit sharing contributions made by the Company to the plan on behalf of all employees, including $39,750 on behalf of the named executive officers.

        Other Compensation.    The Company offers limited perquisites to certain of its executive officers in the form of vehicle allowances. See note 4 under "Executive Compensation—Summary Compensation Table." The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees, nor does it offer non-qualified defined contribution plans.

Equity Ownership Guidelines

        The Company has Equity Ownership Guidelines for the Chief Executive Officer. The Compensation Committee believes the Equity Ownership Guidelines further align the interests of the Chief Executive Officer with stockholder value and requires each executive to own an aggregate of 250,000 shares of the Company's Common Stock ("Shares") or any derivatives that may be settled in shares of the Company's common stock ("Derivatives"), in any combination of Shares or Derivatives as determined in the sole discretion of the executive. The Chief Executive Officer currently satisfies these ownership guidelines.

Anti-Hedging/Anti-Pledging Policy

        The Board of Directors has adopted a policy that provides that executive officers, employees, and directors may not acquire securities issued by the Company or any of its affiliates using borrowed funds, may not use margin in respect of securities issued by the Company or any of its affiliates, may not pledge securities issued by the Company or any of its affiliates as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by the Company or its affiliates, each of which the Board of Directors believes would be inconsistent with the purposes and intent of the stock ownership guidelines applicable to directors and the Chief Executive Officer.

Executive Compensation and Option Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the Company's proxy statement relating to the Annual Meeting of stockholders to be held on June 9, 2017. This report is provided by the following independent directors, who comprise all of the members of the Compensation Committee:

EXECUTIVE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS Nathan Gantcher, Chairman Kenneth M. Duberstein Alan G. Philibosian Vincent Tese

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Compensation Committee consists of Nathan Gantcher, Chairman, Kenneth M. Duberstein, Alan G. Philibosian and Vincent Tese. No member of the Compensation Committee was at any time in 2016 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-person transaction in the section "Certain Relationships and Related Transactions." No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee at any time in 2016.

39

 Compensation Risk Assessment

        In setting compensation, the Compensation Committee considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs. At the direction of the Compensation Committee, we conducted a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its Compensation Consultant reviewed and discussed the findings of this assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent employees to take unnecessary or excessive risks. Although a significant portion of our executive's compensation is performance-based and "at-risk," we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

  •
  We set performance criteria that we believe are reasonable in light of past performance and market conditions, and we use a variety of performance metrics that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;

  •
  Our executive compensation program includes an appropriate balance of fixed versus variable pay, cash versus equity, and short-term versus long-term incentive compensation elements.

  •
  We provide a significant portion of long-term incentive compensation in the form of LTIP Units. The amounts ultimately earned under the awards are tied to how we perform over a three year measurement period based on attainment of absolute and relative TSR performance, which focuses management on sustaining our long-term performance;

  •
  Assuming achievement of at least a minimum level of performance, payouts under our performance-based awards have a range of payout opportunity and may result in some compensation at levels below full target achievement, rather than an "all-or-nothing" approach; and

  •
  The Compensation Committee considers non-financial and other qualitative performance factors in determining actual compensation payouts.

        In sum, we believe our executive compensation program is structured so that (i) we maintain a conservative risk profile that maintains the Company's low leverage and aims to achieve strong stockholder returns and long-term results; (ii) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in our long-term interests; (iii) we provide incentives to manage for long-term performance; and (iv) a considerable amount of wealth of our executives is tied to our long-term success. We believe this combination of factors encourages our executives to manage the Company in a prudent manner. The Compensation Committee specifically considered compensation risk implications during its deliberations on the 2016 annual cash incentive plan awards and 2017 performance metrics for all executive officers.

 EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of all persons who served as chief executive officer or chief financial officer during 2016, and the three most highly compensated executive officers of the Company other than those persons who served as chief executive officer or chief financial officer in 2016 (collectively, the "Named Executive Officers") for the Company's fiscal years ended December 31, 2016, 2015 and 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards($)		Option Awards($)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)		Total ($)
Michael J. DeMarco	2016	750,000		—	1,808,869	(3)	—	1,500,000	—		4,058,869
Chief Executive Officer(5)	2015	385,000	(1)	900,000	1,088,778		1,224,000	—	—		3,597,778
Marshall B. Tycher	2016	750,000		—	1,808,869	(3)	—	1,500,000	18,000	(4)	4,076,869
Chairman of Roseland	2015	400,000		2,000,000	—		—	—	13,153		2,413,153
Mitchell E. Rudin	2016	750,000			1,808,869	(3)	—	1,500,000	—		4,058,869
Vice Chairman(6)	2015	385,000	(1)	900,000	1,088,778		1,224,000		—		3,597,778
Anthony Krug	2016	500,000			290,883	(3)	—	400,000	15,600	(4)	1,206,483
Chief Financial Officer	2015	385,000		300,000	—		—	—	14,400		699,400
	2014	325,000		350,000	100,003		—	—	—		775,003
Robert Andrew Marshall	2016	450,000			872,671	(3)	—	450,000	15,600	(4)	1,788,271
President and Chief Operating
Officer Of Roseland

(1)
Represents base salary earned from June 3, 2015, the effective date of the initial employment agreements of Messrs. Rudin and DeMarco.

(2)
The 2016 annual cash incentive plan awards were paid on March 3, 2017 in respect of 2016 performance based on the achievement of the 2016 performance metrics. See "Compensation Discussion and Analysis—Components of Compensation in 2016—Cash Incentive Plan Compensation."

(3)
Amounts shown represent the grant date fair value of LTIP Unit awards granted to each of the named executive officers in 2016, as calculated in accordance with Accounting Standards Codification Topic 718 ("ASC 718"). For a discussion of the Company's assumptions and accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements on page 90 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The grant date fair value of LTIP Unit awards subject to time-based vesting conditions for Messrs. Rudin, DeMarco, Tycher, Krug and Marshall in the amounts of 23,041, 23,041, 23,041, 7,373 and 22,120 LTIP Units, respectively, was $21.70 per Unit, the closing price of the Company's common stock as reported on the New York Stock Exchange on March 7, 2016, disregarding for this purpose the estimate of forfeitures related to time-based vesting conditions. The grant date fair values for the LTIP Unit awards subject to performance-based vesting conditions for Messrs. Rudin, DeMarco, Tycher, Krug and Marshall in the maximum amounts of 118,989, 118,989, 118,989, 11,899 and 35,697 LTIP Units, respectively, was $11.00 per Unit calculated using the Monte Carlo method, disregarding for this purpose the estimate of forfeitures related to time-based vesting conditions.

(4)
Represents amount of annual vehicle allowances.

(5)
Mr. DeMarco served as President and Chief Operating Officer from June 2015 until April 2017, when he was appointed Chief Executive Officer.

(6)
Mr. Rudin served as Chief Executive Officer from June 2015 until April 2017, when he was appointed Vice Chairman.

 Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)
										Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Michael J. DeMarco	3/8/2016				29,747	74,368	118,989	—		1,308,879	(1)
Chief Executive Officer(3)	3/8/2016				—	—	—	23,041	(2)	499,990	(2)
		375,000	750,000	1,500,000
Marshall B. Tycher	3/8/2016				29,747	74,368	118,989	—		1,308,879	(1)
Chairman of Roseland	3/8/2016				—	—	—	23,041	(2)	499,990	(2)
		375,000	750,000	1,500,000
Mitchell E. Rudin	3/8/2016				29,747	74,368	118,989	—		1,308,879	(1)
Vice Chairman(4)	3/8/2016				—	—	—	23,041	(2)	499,990	(2)
		375,000	750,000	1,500,000
Anthony Krug	3/8/2016				2,975	7,437	11,899	—		130,889	(1)
Chief Financial Officer	3/8/2016				—	—	—	7,373	(2)	159,994	(2)
		100,000	200,000	400,000
Robert Andrew Marshall	3/8/2016				8,924	22,311	35,697	—		392,667	(1)
President and Chief	3/8/2016				—	—	—	22,120	(2)	480,004	(2)
Operating Officer of Roseland		112,500	225,000	450,000

(1)
Represents LTIP Unit awards subject to performance-based vesting conditions. The grant date fair value of $11.00 per LTIP Unit was calculated using the Monte Carlo method, disregarding for this purpose the estimate of forfeitures related to time-based vesting conditions, and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined in accordance with ASC 718 in accordance with instruction 8 to Item 402(d) of Regulation S-K. The LTIP Units subject to performance-based vesting may vest after the end of the three year performance period ending March 7, 2019, with 50 percent of the LTIP Units vesting based on the achievement of absolute total stockholder return and 50 percent of the LTIP Units vesting based on the achievement of total stockholder return relative to the equity office REITs in the NAREIT Equity Office Index. See "Compensation Discussion and Analysis—Components of Compensation in 2016—Long-Term Incentives."

(2)
Represents LTIP Unit awards subject to time-based vesting conditions with a grant date fair value per Unit of $21.70, the closing price of the Company's common stock as reported on the New York Stock Exchange on March 7, 2016, disregarding for this purpose the estimate of forfeitures related to time-based vesting conditions. The LTIP Units subject to time-based vesting shall vest after three years on March 8, 2019. See "Compensation Discussion and Analysis—Components of Compensation in 2016—Long-Term Incentives."

(3)
Mr. DeMarco served as President and Chief Operating Officer from June 2015 until April 2017, when he was appointed Chief Executive Officer.

(4)
Mr. Rudin served as Chief Executive Officer from June 2015 until April 2017, when he was appointed Vice Chairman.

        For Messrs. DeMarco, Rudin and Tycher, approximately seventy five percent (75%) of the 2016 LTIP Award at target performance (or eighty-five percent (85%) at maximum performance) was a performance based award under the new 2016 OPP (the "2016 PBV LTIP Units"). The remaining approximately twenty-five percent (25%) at target performance (or fifteen percent (15%) at maximum performance) of the 2016 LTIP Award for Messrs. DeMarco, Rudin and Tycher was in the form of a time based award that will vest after three years on March 8, 2019 (the "2016 TBV LTIP Units"). For all other executive officers, approximately fifty percent (50%) at target performance (or sixty percent (60%) at maximum performance) of the 2016 LTIP Award was in the form of 2016 PBV LTIP Units, and approximately fiftypercent (50%) at target performance (or forty percent (40%) at maximum performance) of the 2016 LTIP Award was in the form of 2016 TBV LTIP Units.

        If the designated performance objectives are achieved, 2016 PBV LTIP Units are also subject to time-based vesting requirements, with 50% of vested 2016 PBV LTIP Units vesting at the end of the performance period on March 7, 2019, and the remaining 50% of vested 2016 PBV LTIP Units vesting 25% each on March 7, 2020 and March 7, 2021.

        LTIP Units were issued on March 8, 2016, but will remain subject to forfeiture depending on the extent that the 2016 LTIP Awards vest. The number of LTIP Units to be issued initially to recipients of the 2016 PBV LTIP Awards is the maximum number of LTIP Units that may be earned under the awards. The number of LTIP Units that actually vest for each award recipient will be determined at the end of the performance measurement period. TSR for the Company and for the Index over the three-year measurement period and other circumstances will determine how many LTIP Units vest for each recipient; if they are fewer than the number issued initially, the balance will be forfeited as of the performance measurement date.

        Notwithstanding the foregoing, vesting of the 2016 TBV LTIP Units shall be accelerated upon a termination within a certain period of time after a change in control of the Company or upon a termination of the executive's employment resulting from death, disability, termination by the Company without cause or termination by the executive for good reason, with such vesting on a pro rata basis with respect to such terminations by the Company without cause or by the executive for Good reason that occur during the term of an executive's applicable employment agreement. Vesting of the 2016 PBV LTIP Units shall be accelerated under the same circumstances as the 2016 TBV LTIP Units except that vesting shall be on a pro rata basis in all cases and subject to the attainment of the applicable performance criteria measured as of the end of the three year performance period on March 7, 2019, except if such termination is after the expiration of the executive's employment agreement or within a certain period of time after a change in control of the Company, in which case performance shall be measured as of the date of such termination. In accordance with the terms of the amendment to Mr. Rudin's employment agreement entered into on April 4, 2017, any termination of his employment for any reason other than for cause during the term of his employment agreement would result in the accelerated vesting of all of his 2016 PBV LTIP Units and 2016 PBV LTIP Units without pro ration and, in the case of the 2016 PBV LTIP Units, based on performance as of the date of such termination.

        Prior to vesting, recipients of LTIP Units will be entitled to receive per unit distributions equal to one-tenth (10%) of the regular quarterly distributions payable on a common unit of limited partnership interest in the Operating Partnership (a "Common Unit"), but will not be entitled to receive any special distributions. This per unit distribution is required to maintain the "profits interest" tax characterization of the LTIP Units. Distributions with respect to the other nine-tenths (90%) of regular quarterly distributions payable on a Common Unit will accrue but shall only become payable upon vesting of the LTIP Unit. After vesting of the 2016 TBV LTIP Units or the end of the measurement period for the 2016 PBV LTIP Units, the number of LTIP Units, both vested and unvested, will be entitled to receive distributions in an amount per unit equal to distributions, both regular and special, payable on a Common Unit.

 Outstanding Equity Awards At Fiscal Year-End

							Stock Awards
												Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	Option Awards
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael J. DeMarco	266,667	(2)	133,333	(2)	17.31	06/05/2025	—		—	—		—
Chief Executive Officer(10)	—		—		—	—	12,516.85	(3)	363,239	—		—
	—		—		—	—	—		—	56,325.82	(4)	1,634,575	(9)
	—		—		—	—	23,041	(5)	668,650	118,989	(6)	3,453,061
Marshall B. Tycher	—		—		—	—	23,041	(5)	668,650	118,989	(6)	3,453,061
Chairman of Roseland
Mitchell E. Rudin	266,667	(2)	133,333	(2)	17.31	06/05/2025	—		—	—		—
Vice Chairman(11)	—		—		—	—	12,516.85	(3)	363,239	—		—
	—		—		—	—	—		—	56,325.82	(4)	1,634,575	(9)
	—		—		—	—	23,041	(5)	668,650	118,989	(6)	3,453,061
Anthony Krug							4,684	(7)	135,930	—		—
Chief Financial Officer	—		—		—	—	7,373	(5)	213,964	11,899	(6)	345,309
Robert Andrew Marshall	—		—		—	—	4,726	(8)	137,149	—		—
President and Chief Operating
Officer of Roseland	—		—		—	—	22,120	(5)	641,922	35,697	(6)	1,035,927

(1)
Market value is based upon a market price of the Common Stock of $29.02 per share, the closing price of the Common Stock on the NYSE on December 30, 2016, the last trading day of 2016.

(2)
On June 5, 2015, Messrs. DeMarco and Rudin were each granted 400,000 unvested options to purchase Common Stock at an exercise price of $17.31 per share pursuant to their initial employment agreements with the Company dated June 5, 2015. 200,000 of such options vest in three equal annual installments commencing June 5, 2016, of which 66,667 vested on June 5, 2016. The remaining 200,000 of such options would vest if the Company's common stock trades at or above $25.00 per share for thirty (30) consecutive trading days while the executive is employed, or on or before June 30, 2019 if the executive is employed for the entire term of his employment agreement through December 31, 2018 (except if the executive's employment has been terminated by the Company for cause following expiration of the employment term). These 200,000 price vesting options vested on July 5, 2016.

(3)
On June 5, 2015, Messrs. DeMarco and Rudin were each granted 18,775.27 RSUs pursuant to their initial employment agreements with the Company dated June 5, 2015. The RSUs vest in three equal annual installments commencing on June 5, 2016, on which date 6,258.42 RSUs vested.

(4)
On June 5, 2015, Messrs. DeMarco and Rudin were each granted 56,325.82 PSUs pursuant to their initial employment agreements with the Company dated June 5, 2015. PSUs vest from 0% to 150% of the grant date amount of PSUs based on the degree to which a relative total shareholder return target is attained for the three year performance period commencing on the grant date.

(5)
On March 8, 2016, Messrs. DeMarco, Tycher, Rudin, Krug and Marshall were issued LTIP Unit awards subject to time-based vesting in the amounts of 23,041, 23,041, 23,041, 7,373 and 22,120 LTIP Units, respectively.

(6)
On March 8, 2016, Messrs. DeMarco, Tycher, Rudin, Krug and Marshall were issued LTIP Unit awards subject to performance-based vesting in the amounts of 118,989, 118,989, 118,989, 11,899 and 35,697 LTIP Units, respectively.

(7)
On March 19, 2014, Mr. Krug was granted 4,684 shares of restricted Common Stock that vested on January 15, 2017.

(8)
On December 13, 2013, Mr. Marshall was granted 4,726 shares of restricted Common Stock that vested on January 1, 2017.

(9)
The table above reflects PSUs that may be earned at target that remain subject to performance conditions. Actual performance may vary materially as they may be earned from 0% to 150% of target. The table above also excludes unvested dividend equivalents that have accrued with respect to unvested PSUs and RSUs as the values of such dividend equivalents were reflected in the grant date fair values of the awards previously reported.

(10)
Mr. DeMarco served as President and Chief Operating Officer from June 2015 until April 2017, when he was appointed Chief Executive Officer.

(11)
Mr. Rudin served as Chief Executive Officer from June 2015 until April 2017, when he was appointed Vice Chairman.

Pension Benefits

        The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees.

Non-Qualified Deferred Compensation

        The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

Employment Contracts; Potential Payments Upon Termination or Change in Control

        The following discussion includes descriptions of the material terms of employment and severance agreements between the Company and Messrs. DeMarco, Tycher, Rudin, Marshall and Krug.

        Michael J. DeMarco Employment Agreement.    On June 5, 2015, the Company entered into an employment agreement with Mr. DeMarco (the "DeMarco Employment Agreement"), which provides for certain severance payments to Mr. DeMarco, or his beneficiaries upon death, disability, termination by the Company without cause, termination by the executive for good reason during the term of his employment or within two years of a change in control.

        Under the DeMarco Employment Agreement:

  (i)
  "cause" is defined as:

  (a)
  willful and continued failure to use best efforts to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the executive has not substantially performed his duties;

  (b)
  material and continued failure to comply with obligations under any agreement between the executive and the Company or any policy of the Company for a period of thirty (30) days after written demand for substantial compliance is delivered by the Company specifically identifying the manner in which the Company believes the executive has not substantially complied;

  (c)
  any act of fraud, embezzlement, misappropriation, or misuse of the assets or property of the Company, including any corporate opportunity; or

  (d)
  a conviction of or plea of "guilty" or "no contest" to a felony under the laws of the United States or any state thereof.

    For purposes of the definition of "cause" under the DeMarco Employment Agreement, no act, or failure to act, on his part shall be considered "willful" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

  (ii)
  "disability" is defined as the inability of executive, as a result of any medically determinable physical or mental disease, injury, or congenital condition, to substantially perform his principal duties to the Company, with or without reasonable accommodation, for a continuous period of one hundred and eighty (180) days, or periods aggregating two hundred and seventy (270) days in any twelve (12) month period.

  (iii)
  "good reason" is defined to mean the occurrence of any of the following circumstances without the express written consent of the executive:

  (a)
  the material diminishment of his authority, duties or responsibilities it being understood that during a change in control period (as defined below), good reason shall be deemed to have occurred for Mr. DeMarco if he is not the chief executive officer for the ultimate parent following a change in control;

  (b)
  a material reduction in base salary;

  (c)
  a material change in the geographic location at which the executive must perform the services under the DeMarco Employment Agreement; or

    (d)
    the failure of the Company to obtain agreement from any successor to assume and agree to perform the DeMarco Employment Agreement.

  (iv)
  "change in control" is defined as the occurrence of any of the following events:

  (a)
  any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its subsidiaries, or any employee benefit plan sponsored by the Company or any of its subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the issued and outstanding capital stock of the Company immediately prior to such acquisition;

  (b)
  any shares of capital stock of the Company are purchased pursuant to a tender or exchange offer, other than an offer by the Company, that results in any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares of capital stock of the Company issued and outstanding immediately prior to such tender or exchange offer; or

  (c)
  the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

  (v)
  "change in control period" means the period commencing on the earlier of (i) the date that a Change in Control occurs or (ii) the date that the Company enters into a definitive agreement with respect to a transaction, the consummation of which would constitute a Change in Control (provided it is actually consummated), and in either case ending on the second anniversary of the Change in Control.

        Under the terms of the DeMarco Employment Agreement, upon a termination on account of death or disability, Mr. DeMarco, or his respective beneficiaries in the case of death, will receive a lump sum payment consisting of accrued and unpaid base salary, expense reimbursement and benefits under the Company's health and welfare plans through the termination date, plus a prorated portion of the annual bonus payable for the year of such termination, and accelerated vesting of all equity grants with the vesting of PSUs awards only accelerated based on performance as of the termination date.

        Upon a termination without "cause" or by Mr. DeMarco for "good reason" during the term of the DeMarco Employment Agreement or thereafter during a "change in control period", subject to the departing executive signing a release, the departing executive will be entitled to the same benefits in the event of a termination due to death or disability, plus a lump sum cash payment equal to one and one-half (1.5) times the sum of (i) the executive's annual base salary immediately prior to the termination date, and (ii) the executive's target bonus for the year during which termination occurs; provided, however, that any such termination that occurs during the term of the DeMarco Employment Agreement but not during a "change in control period", then the long-term incentive awards (other than those granted at inception of the DeMarco Employment Agreement, which shall vest in full) which are subject to time-vesting shall vest on a pro rata basis based on the number of days of the executive's employment during the applicable annual vesting period through the termination date.

        Marshall B. Tycher Employment Agreement.    On April 26, 2017, the Company, through its wholly-owned subsidiary Roseland Residential Trust, entered into an employment agreement with Mr. Tycher (the "Tycher Employment Agreement"), which replaces Mr. Tycher's previous employment agreement dated October 23, 2012. The Tycher Employment Agreement provides for certain severance payments to Mr. Tycher, or his beneficiaries upon death, disability, termination by the Company without cause, termination by the executive for good reason during the term of his employment or within two years of a change in control. Under the Tycher Employment Agreement, the terms "cause," "disability," "good reason," "change in control" and "change in control period" are substantially the same as defined in the DeMarco Employment Agreement.

        Under the terms of the Tycher Employment Agreement, upon a termination on account of death or disability, Mr. Tycher, or his beneficiaries in the case of death, will receive a lump sum payment consisting of accrued and unpaid base salary, expense reimbursement and benefits under the Company's health and welfare plans through the termination date, any earned but unpaid annual bonus for the previous year, plus a prorated portion of the annual bonus payable for the year of such termination. Upon a termination by the Company without "cause" or by Mr. Tycher for "good reason" during the term of the Tycher Employment Agreement or thereafter during a "change in control period," Mr. Tycher will be entitled to the same benefits as in the event of a termination due to death or disability, plus a lump sum cash payment equal to one and one-half (1.5) times the sum of (i) his annual base salary immediately prior to the termination date, and (ii) his target bonus for the year during which termination occurs.

        Under the terms of the Tycher Employment Agreement, any time on or after July 1, 2018, Mr. Tycher may elect to step down as Chairman of Roseland and continue as non-executive chairman for a reduced salary of $400,000 annually (the "Transition"), provided that any such Transition will not trigger any severance benefits payable under the Tycher Employment Agreement.

        Mitchell E. Rudin Employment Agreement.    On June 5, 2015, the Company entered into an employment agreement with Mr. Rudin (the "Rudin Employment Agreement"), which contains substantially the same terms as the DeMarco Employment Agreement described above, except for the differences set forth in the Rudin Employment Amendment (as defined below). Under the Rudin Employment Agreement, as amended, the terms "cause," "disability," "good reason," "change in control" and "change in control period" are substantially the same as defined in the DeMarco Employment Agreement. On April 4, 2017, the Company and Mr. Rudin entered into an amendment (the "Rudin Employment Amendment") to the Rudin Employment Agreement. The Rudin Employment Amendment modifies the terms of Mr. Rudin's Employment Agreement as follows:

  •
  A target annual bonus opportunity of seventy-five percent (75%) of his then effective base salary, with a threshold bonus opportunity of fifty percent (50%), and a maximum bonus opportunity of one hundred percent (100%), to be based on objective performance goals to be established annually by the Compensation Committee;

  •
  Upon a termination without "cause" or by Mr. Rudin for "good reason" during the term of the Employment Agreement, all long-term incentive plan awards of Mr. Rudin, including restricted stock units and performance share units issued pursuant to the Rudin Employment Agreement and the LTIP Units in the Operating Partnership issued on March 8, 2016, shall vest in full, with performance-based awards vesting based on performance measured as of the date of such termination;

  •
  A provision limiting the geographic scope of the restrictive covenant not to compete with the Company in the Rudin Employment Agreement to Hudson County, New Jersey; and

  •
  Reimbursement of all reasonable legal fees incurred by Mr. Rudin in connection with the Rudin Employment Amendment.

        Robert Andrew Marshall Employment Agreement.    On April 15, 2016, the Company, through its wholly-owned subsidiary Roseland Residential Trust, entered into an employment agreement with Mr. Marshall (the "Marshall Employment Agreement"), which provides for certain severance payments to Mr. Marshall, or his beneficiaries upon death, disability, termination by the Company without cause, termination by the executive for good reason during the term of his employment or within two years of a change in control. Under the Marshall Employment Agreement, the terms "cause," "disability," "good reason," "change in control" and "change in control period" are substantially the same as defined in the DeMarco Employment Agreement. Upon a termination on account of death or disability, Mr. Marshall, or his beneficiaries in the case of death, will receive a lump sum payment consisting of accrued and unpaid base salary, expense reimbursement and benefits under the Company's health and welfare plans through the termination date, plus a prorated portion of the annual bonus payable for the year of such termination. Upon a termination by the Company without "cause" or by Mr. Marshall for "good reason" during the term of the Marshall Employment Agreement or thereafter during a "change in control period," Mr. Marshall will be entitled to the same benefits as in the event of a termination due to death or disability, plus a lump sum cash payment equal to one and one-half (1.5) times the sum of (i) his annual base salary immediately prior to the termination date, and (ii) his target bonus for the year during which termination occurs.

        Anthony Krug At-Will Employment.    On October 10, 2012, the Company appointed Anthony Krug as its Chief Accounting Officer. Effective April 1, 2014, Mr. Krug was appointed Acting Chief Financial Officer, and on May 30, 2014, Mr. Krug was appointed Chief Financial Officer. Mr. Krug serves as an at-will employee and has not entered into an employment agreement with the Company. On March 4, 2015, Mr. Krug entered into a severance agreement with the Company (the "Krug Severance Agreement") that provides for certain severance payments to Mr. Krug or his beneficiaries upon his death, disability or termination by the Company without cause, or if he terminates his employment for good reason at any time on or before December 31, 2016 or within two years of a change in control.

        Under the Krug Severance Agreement, the terms "cause," "disability," "good reason," "change in control" and "change in control period" are substantially the same as defined in the DeMarco Employment Agreement, except that the continuous and aggregate periods of inability to perform services under the definition of "disability" are ninety (90) and one hundred eighty (180), respectively.

        Under the terms of the Krug Severance Agreement, in the event that Mr. Krug's employment is terminated due to his death or disability, Mr. Krug would be entitled to receive:

  (i)
  all earned but unpaid compensation through the date of termination;

  (ii)
  a lump sum payment consisting of the pro-rated amount of his target annual bonus for the year in which termination occurs; and

  (iii)
  accelerated vesting of previously awarded shares of restricted stock and vesting of future equity awards only in accordance with the applicable plan or award agreement.

        If Mr. Krug's employment is terminated by the Company without cause at any time, or if Mr. Krug terminates his employment for good reason either on or before December 31, 2016 or within two (2) years of a change in control, then Mr. Krug would be entitled to receive:

  (i)
  all earned but unpaid compensation through the date of termination;

  (ii)
  an aggregate, lump sum cash payment equal to the sum of Mr. Krug's base salary immediately prior to the termination date, plus his target annual bonus for the year that includes the termination date, multiplied by one and one-half (1.5);

  (iii)
  accelerated vesting of previously awarded shares of restricted stock and vesting of future equity awards only in accordance with the applicable plan or award agreement; and

  (iv)
  the continuation of health insurance coverage for a period of 18 months.

 Potential Payments Upon Termination or Change In Control

        The following table sets forth information regarding amounts payable to Messrs. DeMarco, Tycher, Rudin and Marshall pursuant to their respective employment agreements, including (i) with respect to Mr. Rudin, after giving effect to the Rudin Employment Amendment, and (ii) with respect to Mr. Tycher, after giving effect to the Tycher Employment Agreement dated April 26, 2017. Information regarding amounts payable to Mr. Krug is pursuant to the Krug Severance Agreement. Except for the termination events set forth in the table below, as of December 31, 2016 the named executive officers were not entitled to any other payments upon a change in control.

Name	Payments upon termination by Company without cause or by executive for good reason(1)		Payment upon termination due to death or disability(1)		Payments upon termination by the Company without cause or by the executive for good reason within two years of a change in control(1)
Michael J. DeMarco Chief Executive Officer(14)	$6,981,139	(2)	$5,174,451	(3)	$10,920,866	(4)
Marshall Tycher Chairman, Roseland Residential Trust	$2,463,972	(5)	$700,638	(6)	$6,403,669	(7)
Mitchell E. Rudin Vice Chairman(15)	$10,909,395	(4)	$5,174,451	(3)	$10,909,395	(4)
Anthony Krug Chief Financial Officer	$1,587,527	(8)	$749,894	(9)	$2,088,557	(10)
Robert Andrew Marshall President and Chief Operating Officer of Roseland	$1,704,153	(11)	$1,229,071	(12)	$3,207,302	(13)

(1)
The terms "cause," "good reason" (which includes without limitation a termination by the Company within two (2) years of a change in control), "disability" and "change in control" have the meanings ascribed to such terms in the employment agreements of Messrs. DeMarco, Tycher, Rudin and Marshall and the Krug Severance Agreement, as applicable. The non-equity change in control severance benefits are only payable to Mr. Tycher if his employment is terminated within six months of a change in control pursuant to the Tycher Employment Agreement.

(2)
Amount includes (i) an aggregate cash payment of $2,250,000; (ii) immediate vesting of 13,092 RSUs valued at $379,930; (iii) immediate vesting of 133,333 Time Vesting Options valued at $1,561,329; (iv) immediate vesting of 88,371.53 PSUs valued at $2,564,542, consisting of (a) 56,325.82 PSUs granted at target performance level (100%) on June 5, 2015 (the "Target PSUs"), (b) 2,588.53 accrued dividend equivalent PSUs issued in respect of the Target PSUs, (c) an additional 28,162.91 PSUs issuable upon a termination as of December 31, 2016 based on achievement of the maximum performance level (150%) as of such date (the "Maximum Performance PSUs"), and (d) 1,294.27 dividend equivalent PSUs issuable in respected of the Maximum Performance PSUs; (v) immediate vesting of 6,271 LTIP Units subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three year vesting term of the award, valued at $181,984; and (vi) the continuation of health insurance coverage for a period of 18 months valued at approximately $43,354 for Mr. DeMarco.

(3)
Amount includes (i) immediate vesting of 13,092 RSUs valued at $379,930; (ii) immediate vesting of 133,333 Time Vesting Options valued at $1,561,329; (iii) immediate vesting of 23,041 LTIP Units subject to time-based vesting valued at $668,650; and (iv) immediate vesting of 88,371.53 PSUs valued at $2,564,542, consisting of (a) 56,325.82 PSUs granted at target performance level (100%) on June 5, 2015 (the "Target PSUs"), (b) 2,588.53 accrued dividend equivalent PSUs issued in respect of the Target PSUs, (c) an additional 28,162.91 PSUs issuable upon a termination as of December 31, 2016 based on achievement of the maximum performance level (150%) as of such date (the "Maximum Performance PSUs"), and (d) 1,294.27 dividend equivalent PSUs issuable in respected of the Maximum Performance PSUs.

(4)
Amount includes (i) an aggregate cash payment of $2,250,000; (ii) immediate vesting of 13,092 RSUs valued at $379,930; (iii) immediate vesting of 133,333 Time Vesting Options valued at $1,561,329; (iv) immediate vesting of 88,371. 53 PSUs valued at $2,564,542, consisting of (a) 56,325.82 PSUs granted at target performance level (100%) on June 5, 2015 (the "Target PSUs"), (b) 2,588.53 accrued dividend equivalent PSUs issued in respect of the Target PSUs, (c) an additional 28,162.91 PSUs issuable upon a termination as of December 31, 2016 based on achievement of the maximum performance level (150%) as of such date (the "Maximum Performance PSUs"), and (d) 1,294.27 dividend equivalent PSUs issuable in respected of the Maximum Performance PSUs; (v) immediate vesting of 23,041 LTIP Units subject to time-based vesting valued at $668,650; (vi) immediate vesting of 118,989 LTIP Units subject to performance-based vesting, assuming maximum performance measured at December 31, 2016, valued at $3,453,061; and (vii) the continuation of health insurance coverage for a period of 18 months valued at approximately $31,883 for Mr. Rudin and $43,354 for Mr. DeMarco.

(5)
Amount includes: (i) a lump sum cash payment of $2,250,000; (ii) immediate vesting of 6,271 LTIP Units subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three year vesting term of the award, valued at $181,984; and (iii) the continuation of health insurance coverage for a period of 18 months valued at approximately $31,988.

(6)
Amount includes: (i) immediate vesting of 23,041 LTIP Units subject to time-based vesting valued at $668,650; and (ii) the continuation of health insurance coverage for a period of 18 months valued at approximately $31,988.

(7)
Amount includes: (i) a lump sum cash payment of $2,250,000; (ii) immediate vesting of 23,041 LTIP Units subject to time-based vesting valued at $668,650; (iii) immediate vesting of 118,989 LTIP Units subject to performance-based vesting, assuming maximum performance measured at December 31, 2016, valued at $3,453,061; and (iv) the continuation of health insurance coverage for a period of 18 months valued at approximately $31,988.

(8)
Amount includes: (i) an aggregate cash payment of $1,350,000; (ii) immediate vesting of 4,684 unvested shares of restricted Common Stock valued at $135,930; (iii) immediate vesting of 2,007 LTIP Units subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three year vesting term of the award, valued at $58,243; and (iv) the continuation of health insurance coverage for a period of 18 months valued at approximately $43,354.

(9)
Amount includes: (i) an aggregate cash payment of $400,000; (ii) immediate vesting of 7,373 LTIP Units subject to time-based vesting valued at $213,964; and (iii) immediate vesting of 4,684 unvested shares of restricted Common Stock valued at $135,930.

(10)
Amount includes: (i) an aggregate cash payment of $1,350,000; (ii) immediate vesting of 4,684 unvested shares of restricted Common Stock valued at $135,930; (iii) immediate vesting of 7,373 LTIP Units subject to time-based vesting valued at $213,964; (iv) immediate vesting of 11,899 LTIP Units subject to performance-based vesting, assuming maximum performance measured at December 31, 2016, valued at $345,309; and (v) the continuation of health insurance coverage for a period of 18 months valued at approximately $43,354.

(11)
Amount includes: (i) an aggregate cash payment of $1,350,000; (ii) immediate vesting of 4,726 unvested shares of restricted Common Stock valued at $137,149; (iii) immediate vesting of 6,020

  LTIP Units subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three year vesting term of the award, valued at $174,700; and (iv) the continuation of health insurance coverage for a period of 18 months valued at approximately $42,304.

(12)
Amount includes: (i) an aggregate cash payment of $450,000; (ii) immediate vesting of 22,120 LTIP Units subject to time-based vesting valued at $641,922; and (iii) immediate vesting of 4,726 unvested shares of restricted Common Stock valued at $137,149.

(13)
Amount includes: (i) an aggregate cash payment of $1,350,000; (ii) immediate vesting of 4,726 unvested shares of restricted Common Stock valued at $137,149; (iii) immediate vesting of 22,120 LTIP Units subject to time-based vesting valued at $641,922; (iv) immediate vesting of 35,697 LTIP Units subject to performance-based vesting, assuming maximum performance measured at December 31, 2016, valued at $1,035,927; and (v) the continuation of health insurance coverage for a period of 18 months valued at approximately $42,304.

(14)
Mr. DeMarco served as President and Chief Operating Officer from June 2015 until April 2017, when he was appointed Chief Executive Officer.

(15)
Mr. Rudin served as Chief Executive Officer from June 2015 until April 2017, when he was appointed Vice Chairman.

COMPENSATION OF DIRECTORS

        Directors' Fees.    In 2016, each non-employee director was paid an annual fee of $60,000, plus $1,500 for attendance at, or telephonic participation in, any board or committee meeting. The Chairmen of each of the Audit Committee, the Executive Committee, the Nominating and Corporate Governance Committee and the Compensation Committee were paid an additional annual fee of $15,000 in 2016, and the Lead Independent Director was paid an additional annual fee of $40,000 in 2016. Each director also was reimbursed for expenses incurred in attending board and committee meetings. For fiscal year 2016, the Company's non-employee directors received directors' fees or fee equivalents (see "Compensation of Directors—Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below.

        Directors' Deferred Compensation Plan.    Pursuant to the Amended and Restated Directors' Deferred Compensation Plan, originally effective as of January 1, 1999 (the "Directors' Deferred Compensation Plan"), each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of cash compensation deferred on the quarterly deferral date by the closing market price of the Common Stock on such quarterly deferral date. Any stock dividend declared by the Company on Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2016, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Vincent Tese and Roy J. Zuckerberg elected to receive a portion of their cash fees earned in 2016 in the form of deferred stock units. On December 9, 2008, the Directors' Deferred Compensation Plan was amended and restated to conform to the requirements of Section 409A of the Code.

        Directors' Stock Incentive Plans.    The Company has one equity compensation plan pursuant to which equity compensation awards to non-employee members of the Board of Directors may be made: the 2013 Plan. For services rendered in 2016, each non-employee member of the Board of Directors was granted shares of restricted Common Stock with an approximate grant-date fair value of $90,000 under the 2013 Plan. These restricted shares will vest on January 1, 2018.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total($)
William L. Mack	85,500	89,999	(5)	175,499
Alan S. Bernikow	137,500	89,999	(6)	227,499
Kenneth M. Duberstein	78,000	89,999	(7)	167,999
Nathan Gantcher	79,500	89,999	(8)	169,499
Jonathan Litt(3)	55,500	—		55,500
David S. Mack	70,500	89,999	(9)	160,499
Alan G. Philibosian	97,500	89,999	(10)	187,499
Irvin D. Reid	75,000	89,999	(11)	164,999
Rebecca Robertson	20,152	89,999		110,151
Vincent Tese	96,000	89,999	(12)	185,999
Roy J. Zuckerberg(4)	32,692	—		32,692

TOTAL:	827,844	809,991		1,637,835

(1)
Of the cash fees earned or paid in 2016, the following amounts were paid in deferred stock units in lieu of cash pursuant to elections made by each such director: $60,000, $60,000, $37,500, $75,000 and $25,192 for Messrs. Gantcher, Mack, Philibosian, Tese and Zuckerberg, respectively.

(2)
On April 4, 2017, each non-employee member of the Board of Directors was granted 3,337 shares of restricted Common Stock as compensation for services rendered in 2016. The grant date fair value of these shares calculated in accordance with ASC 718 was $26.97 per share. For a discussion of the Company's assumptions and accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements beginning on page 90 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
Mr. Litt resigned from the Board of Directors effective August 18, 2016.

(4)
Mr. Zuckerberg did not stand for re-election at the 2016 Annual Meeting and retired at the conclusion of his term at the 2016 Annual Meeting.

(5)
As of December 31, 2016, Mr. Mack had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(6)
As of December 31, 2016, Mr. Bernikow had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(7)
As of December 31, 2016, Mr. Duberstein had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(8)
As of December 31, 2016, Mr. Gantcher had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(9)
As of December 31, 2016, Mr. Mack had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(10)
As of December 31, 2016, Mr. Philibosian had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(11)
As of December 31, 2016, Dr. Reid had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

(12)
As of December 31, 2016, Mr. Tese had 3,687 unvested shares of restricted Common Stock that vested on January 1, 2017, and 3,337 additional shares of restricted Common Stock awarded on April 4, 2017 for services rendered in 2016 that shall vest on January 1, 2018.

Compensation Risk Assessment

        In setting compensation, the Compensation Committee considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs. At the direction of the Compensation Committee, we conducted a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its Compensation Consultant reviewed and discussed the findings of this assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent employees to take unnecessary or excessive risks. Although a significant portion of our executive's compensation is performance-based and "at-risk," we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

  •
  We set performance criteria that we believe are reasonable in light of past performance and market conditions, and we use a variety of performance metrics that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;

  •
  Our executive compensation program includes an appropriate balance of fixed versus variable pay, cash versus equity, and short-term versus long-term incentive compensation elements.

  •
  We provide a significant portion of long-term incentive compensation in the form of LTIP Units. The amounts ultimately earned under the awards are tied to how we perform over a three year measurement period based on attainment of absolute and relative TSR performance, which focuses management on sustaining our long-term performance;

  •
  Assuming achievement of at least a minimum level of performance, payouts under our performance-based awards have a range of payout opportunity and may result in some compensation at levels below full target achievement, rather than an "all-or-nothing" approach; and

  •
  The Compensation Committee considers non-financial and other qualitative performance factors in determining actual compensation payouts.

        In sum, we believe our executive compensation program is structured so that (i) we maintain a conservative risk profile that maintains the Company's low leverage and aims to achieve strong stockholder returns and long-term results; (ii) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in our long-term interests; (iii) we provide incentives to manage for long-term performance; and (iv) a considerable amount of wealth of our executives is tied to our long-term success. We believe this combination of factors encourages our executives to manage the Company in a prudent manner. The Compensation Committee specifically considered compensation risk implications during its deliberations on the 2016 annual cash incentive plan awards and 2017 performance metrics for all executive officers.

 Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2016, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	1,063,514	(2)	$17.31	(3)	2,695,978
Equity Compensation Plans Not Approved by Stockholders(1)	193,711		N/A		N/A	(4)
Total	1,257,225		N/A		2,695,978

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Includes 120,245 shares of unvested restricted common stock, 400,000 unvested options, 26,048 unvested restricted stock units (RSUs), including unvested dividend equivalents thereon, and 117,221 unvested performance share units (PSUs), including unvested dividend equivalents thereon.

(3)
Weighted average exercise price of outstanding options; excludes restricted common stock, RSUs, PSUs and LTIP units.

(4)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE rules restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company's outstanding shares when the plan commenced on January 1, 1999.

 PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We provide this vote annually based on an election may by our stockholders at our 2011 annual meeting of stockholders, and we will ask our stockholders to vote on the frequency of this advisory vote again at the Annual Meeting. The Board of Directors believes that the overall design and function of the Company's executive compensation program is appropriate and effective in aligning the interests of management and the Company's stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

          "RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material)."

        Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's executive compensation program. Broker non-votes (as described under the "Solicitation and Voting Procedures—Voting Procedure" section on page 3 of this proxy statement) are not entitled to vote on these proposals and will not be counted in evaluating the results of such vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

 PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

        The following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal 2 above, to approve or not approve the compensation of our named executive officers. Pursuant to Section 14A of the Exchange Act, we are required to hold this advisory stockholder vote at least once every six years to determine the frequency of the advisory stockholder vote on executive compensation: every year, every two years or every three years. Accordingly, in satisfaction of this requirement, stockholders are being asked to vote on the following advisory resolution:

          "RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years, as reflected by their votes for each of these alternatives, or election to abstain from voting, in connection with this resolution."

        After consideration of this proposal, the Nominating and Corporate Governance Committee and the Board of Directors have determined that a vote on the compensation of our named executive officers every one year is the most appropriate alternative for the Company. An annual advisory vote on executive compensation would give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board of Directors and the Executive Compensation and Option Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.

        You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation "Every One Year," as recommended by the Board of Directors, "Every Two Years" or "Every Three Years," or you may "Abstain." Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

        While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us. Our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE HOLDING OF ADVISORY VOTES ON EXECUTIVE COMPENSATION TO BE HELD EVERY ONE YEAR.

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for the fiscal year ended December 31, 2016, and has been appointed by the Audit Committee to continue as the Company's independent registered public accountants for the fiscal year ending December 31, 2017. In the event that ratification of this appointment of the Company's independent registered public accountants is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of the Company's independent registered public accountants will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2017.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2017 does not preclude the Board of Directors from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent registered public accounting firm if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent registered public accounting firm, such independent registered public accountants will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered in 2016 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company's independent registered public accountants (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Company's independent registered public accountants (including resolution of disagreements between management and the Company's independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent registered public accountants are engaged by, and report directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $125,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees and expenses incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2016 and 2015 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements; (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30; (iii) a consent issued in connection with a registration statement; and (iv) services provided in connection with statutory and regulatory filings or engagements, including attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002, were $1,414,390 and $1,198,600, respectively.

Audit-Related Fees

        For the fiscal years ended December 31, 2016 and 2015, the Company did not incur any audit-related fees by PricewaterhouseCoopers LLP.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2016 and 2015 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $218,000 and $212,000, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        There were no fees or expenses incurred by the Company for fiscal years ended December 31, 2016 and 2015 for other services rendered by PricewaterhouseCoopers LLP.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2017 annual meeting of stockholders on or about June 6, 2018. To be considered for inclusion in the Company's notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2017, a stockholder proposal must be received by Gary T. Wagner, General Counsel and Secretary, Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311, no later than January 2, 2018, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

        The Company's Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held on or about June 6, 2018, any such stockholder proposal must be received by Gary T. Wagner, General Counsel and Secretary, Mack-Cali Realty Corporation, no earlier than February 9, 2018 and no later than March 12, 2018, and discretionary authority may be used if untimely submitted.

ANNUAL REPORT ON FORM 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Gary T. Wagner, General Counsel and Secretary, Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors,

Gary T. Wagner General Counsel and Secretary

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free (800) 322-2885

 IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 9, 2017. Vote by Internet • Go to www.investorvote.com/CLI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website X Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 4 and FOR every 1 year in Proposal 3. 1. Election of Directors:For WithholdFor Withhold 01 - William L. Mack02 - Alan S. Bernikow 03 - Irvin D. Reid For Withhold+ 04 - Kenneth M. Duberstein 05 - David S. Mack 06 - Vincent Tese 07 - Nathan Gantcher08 - Alan G. Philibosian09 - Rebecca Robertson 2. Advisory vote approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the accompanying proxy statement. 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. ForAgainst Abstain ForAgainst Abstain 3. Advisory vote for proposal relating to the frequency of the stockholder vote on the compensation of our named executive officers. 1 Year 2 Years 3 Years Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — MACK-CALI REALTY CORPORATION+ THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Mitchell E. Rudin, Michael J. DeMarco, Anthony Krug and Gary T. Wagner or any of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Mack-Cali Realty Corporation (the “Company”) to be held at Harborside 3, 210 Hudson Street, 7th Floor, Jersey City, New Jersey 07311, on Friday, June 9, 2017, at 12:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 28, 2017. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposal numbers 1, 2 and 4 and for holding of advisory votes on executive compensation “Every One Year” (Proposal Number 3). If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof this proxy will be voted in the discretion of the proxy holders. Any prior proxies are hereby revoked. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 9, 2017: Our Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company-filings-reports/ PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. C Non-Voting Items Change of Address — Please print new address below.Comments — Please print your comments below.

QuickLinks

VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Risk Assessment
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year-End
Pension Benefits
Non-Qualified Deferred Compensation
Potential Payments Upon Termination or Change In Control
COMPENSATION OF DIRECTORS
2016 Director Compensation
Compensation Risk Assessment
Equity Compensation Plan Information
PROPOSAL NO. 2 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SUBMISSION OF STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS